Preliminary Pricing Supplement No. 8,551 Registration Statement Nos. 333-275587; 333-275587-01 Dated May 19, 2025 Filed Pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC Capped GEARS

Linked to a Basket of Stocks due May 27, 2027

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

Investment Description

These Capped GEARS (the “Securities”) are unsecured and unsubordinated debt securities issued by Morgan Stanley Finance LLC (“MSFL”) and fully and unconditionally guaranteed by Morgan Stanley with returns linked to the performance of a weighted basket of stocks (the “Basket”), consisting of the Common Stock of Apple Inc. (the “AAPL Stock”), the Class A Ordinary Shares of Accenture plc (the “ACN Stock”), the Common Stock of Adobe Inc. (the “ADBE Stock”), the Common Stock of Applied Materials, Inc. (the “AMAT Stock”), the Common Stock of Advanced Micro Devices, Inc. (the “AMD Stock”), the Common Stock of Amazon.com, Inc. (the “AMZN Stock”), the Common Stock of Arista Networks, Inc. (the “ANET Stock”), the Ordinary Shares of ASML Holding N.V. (the “ASML Stock”), the Common Stock of Broadcom Inc. (the “AVGO Stock”), the American Depositary Shares of Alibaba Group Holding Limited (the “BABA Stock”), the American Depositary Shares of Baidu, Inc. (the “BIDU Stock”), the Common Stock of Salesforce, Inc. (the “CRM Stock”), the Class A Common Stock of CrowdStrike Holdings, Inc. (the “CRWD Stock”), the Common Stock of Cisco Systems Inc. (the “CSCO Stock”) and the Class C Common Stock of Dell Technologies Inc. (the “DELL Stock”), each of which we refer to as an “Underlying Shares” and together as the “Underlying Shares.” The Securities provide enhanced returns relative to the Basket Return’s actual positive performance up to a Maximum Gain, but expose investors fully to the Basket Return’s negative performance at maturity. If the Basket Return is greater than zero, MSFL will pay the Principal Amount at maturity plus a return equal to the product of (i) the Principal Amount multiplied by (ii) the Basket Return multiplied by (iii) the Upside Gearing of 2.0, up to the Maximum Gain, which will be set on the Trade Date and is expected to be between 43.60% and 46.60%. If the Basket Return is equal to zero, MSFL will pay the full Principal Amount at maturity. If the Basket Return is less than zero, MSFL will pay less than the full Principal Amount at maturity, resulting in a loss of principal to investors that is proportionate to the negative Basket Return.

The Securities are for investors who seek an equity basket-based return and who are willing to risk a loss on their principal and forgo current income and upside returns above the Maximum Gain in exchange for the Upside Gearing feature at maturity. Investing in the Securities involves significant risks. You will not receive interest or dividend payments during the term of the Securities. You may lose your entire Principal Amount.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These Securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

Features			Key Dates*

❑Enhanced Growth Potential Up to a Cap: If the Basket Return is greater than zero, the Upside Gearing feature will provide leveraged exposure to any positive Basket Return, up to the Maximum Gain, and MSFL will pay the Principal Amount at maturity plus pay a return equal to the Basket Return multiplied by the Upside Gearing, up to the Maximum Gain. If the Basket Return is less than zero, investors may be exposed to the negative Basket Return at maturity.

❑Full Downside Market Exposure: If the Basket Return is less than the zero, MSFL will pay less than the full Principal Amount at maturity, resulting in a loss of principal to investors that is proportionate to the negative Basket Return. Accordingly, you could lose some or all of your Principal Amount. Any payment on the Securities, including any repayment of principal, is subject to our creditworthiness.

			Trade Date		May 22, 2025
			Settlement Date		May 28, 2025
			Final Valuation Date**		May 24, 2027
			Maturity Date**		May 27, 2027

*Expected.

**Subject to postponement in the event of a Market Disruption Event or for non-Trading Business Days. See “Postponement of Final Valuation Date and Maturity Date” under “Additional Terms of the Securities.”

The Securities are significantly riskier than conventional debt INSTRUMENTS. the terms of the securities may not obligate us TO REPAY THE FULL PRINCIPAL AMOUNT OF THE SECURITIES. the Securities CAN have downside MARKET risk SIMILAR TO the Underlying Shares, WHICH CAN RESULT IN A LOSS OF SOME Or aLL OF YOUR INVESTMENT at maturity. This MARKET risk is in addition to the CREDIT risk INHERENT IN PURCHASING our DEBT OBLIGATIONS.  You should not PURCHASE the Securities if you do not understand or are not comfortable with the significant risks INVOLVED in INVESTING IN the Securities. THE SECURITIES WILL NOT BE LISTED ON ANY SECURITIES EXCHANGE.

YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED UNDER ‘‘KEY RISKS’’ BEGINNING ON PAGE 6 OF THIS PRELIMINARY PRICING SUPPLEMENT BEFORE PURCHASING ANY SECURITIES. EVENTS RELATING TO ANY OF THOSE RISKS, OR OTHER RISKS AND UNCERTAINTIES, COULD ADVERSELY AFFECT THE MARKET VALUE OF, AND THE RETURN ON, YOUR SECURITIES.

Security Offering

We are offering Capped GEARS Linked to a Basket of Stocks. The return on the Securities is limited by, and will be subject to, the predetermined Maximum Gain. The Securities are offered at a minimum investment of 100 Securities at the Price to Public listed below. The indicative Maximum Gain range for the Securities is listed below. The actual Maximum Gain and Initial Prices will be determined on the Trade Date.

Basket	Basket Weighting	Initial Price	Upside Gearing	Maximum Gain	Initial Basket Level	CUSIP	ISIN
Common Stock of Apple Inc. (the AAPL Stock)*	6.67%			43.60% to 46.60%, which corresponds to a maximum Payment at Maturity of $14.36 to $14.66 per Security
Class A Ordinary Shares of Accenture plc (the ACN Stock)*	6.67%
Common Stock of Adobe Inc. (the ADBE Stock)*	6.67%
Common Stock of Applied Materials, Inc. (the AMAT Stock)*	6.67%
Common Stock of Advanced Micro Devices, Inc. (the AMD Stock)*	6.67%
Common Stock of Amazon.com, Inc. (the AMZN Stock)*	6.67%
Common Stock of Arista Networks, Inc. (the ANET Stock)*	6.67%
Ordinary Shares of ASML Holding N.V. (the ASML Stock)*	6.67%				100
Common Stock of Broadcom Inc. (the AVGO Stock)*	6.67%		2.0			61777X233	US61777X2339
American Depositary Shares of Alibaba Group Holding Limited (the BABA Stock)*	6.67%
American Depositary Shares of Baidu, Inc. (the BIDU Stock)*	6.67%
Common Stock of Salesforce, Inc. (the CRM Stock)*	6.67%
Common Stock of Cisco Systems Inc. (the CSCO Stock)*	6.67%
Class A Common Stock of CrowdStrike Holdings, Inc. (the CRWD Stock)*	6.67%
Class C Common Stock of Dell Technologies Inc. (the DELL Stock)*	6.67%

* Bloomberg ticker symbol is being provided for reference purposes only. The Closing Price on any trading day will be determined based on the price published by the relevant exchange.

See “Additional Information about Morgan Stanley, MSFL and the Securities” on page 2. The Securities will have the terms set forth in the accompanying prospectus and prospectus supplement and this preliminary pricing supplement.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these Securities or passed upon the adequacy or accuracy of this preliminary pricing supplement or the accompanying prospectus supplement and prospectus. Any representation to the contrary is a criminal offense. The Securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

Estimated value on the Trade Date	Approximately $9.805 per Security, or within $0.25 of that estimate. See “Additional Information about Morgan Stanley, MSFL and the Securities” on page 2.
	Price to Public	Underwriting Discount(1)	Proceeds to Us(2)
Per Security	$10.00	$0.00	$10.00
Total	$	$	$

(1) UBS Financial Services Inc. will act as placement agent at an issue price of $10.00 per Security. All sales of the Securities will be made to certain fee-based advisory accounts for which UBS Financial Services Inc. is an investment advisor and will not receive a sales commission. For more information, please see “Supplemental Plan of Distribution; Conflicts of Interest” on page 55 of this preliminary pricing supplement.

(2) See “Use of Proceeds and Hedging” on page 55.

The agent for this offering, Morgan Stanley & Co. LLC, is our affiliate and a wholly owned subsidiary of Morgan Stanley. See “Supplemental Plan of Distribution; Conflicts of Interest” on page 55 of this preliminary pricing supplement.

Morgan Stanley UBS Financial Services Inc.

Additional Information about Morgan Stanley, MSFL and the Securities

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by a prospectus supplement) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the prospectus supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. When you read the accompanying prospectus supplement, please note that all references in such supplement to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. You may get these documents for free by visiting EDGAR on the SEC website at.www.sec.gov. Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in this offering will arrange to send you the prospectus and the prospectus supplement if you so request by calling toll-free 1-(800)-584-6837.

You may access the accompanying prospectus supplement and prospectus on the SEC website at.www.sec.gov as follows:

♦Prospectus supplement dated November 16, 2023:
https://www.sec.gov/Archives/edgar/data/895421/000095010323016325/dp202714_4242-seriesa.htm

♦Prospectus dated April 12, 2024:
https://www.sec.gov/Archives/edgar/data/895421/000095010324005205/dp209505_424b2-base.htm

References to “MSFL” refer only to MSFL, references to “Morgan Stanley” refer only to Morgan Stanley and references to “we,” “our” and “us” refer to MSFL and Morgan Stanley collectively. In this document, the “Securities” refers to the Capped GEARS that are offered hereby. Also, references to the accompanying “prospectus” and “prospectus supplement” mean the prospectus filed by MSFL and Morgan Stanley dated April 12, 2024 and the prospectus supplement filed by MSFL and Morgan Stanley dated November 16, 2023, respectively.

You should rely only on the information incorporated by reference or provided in this preliminary pricing supplement or the accompanying prospectus supplement and prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this preliminary pricing supplement or the accompanying prospectus supplement and prospectus is accurate as of any date other than the date on the front of this document.

If the terms discussed in this preliminary pricing supplement differ from those discussed in the prospectus supplement or prospectus, the terms contained in this preliminary pricing supplement will control.

The Issue Price of each Security is $10. This price includes costs associated with issuing, selling, structuring and hedging the Securities, which are borne by you, and, consequently, the estimated value of the Securities on the Trade Date will be less than $10. We estimate that the value of each Security on the Trade Date will be approximately $9.805, or within $0.25 of that estimate. Our estimate of the value of the Securities as determined on the Trade Date will be set forth in the final pricing supplement.

What goes into the estimated value on the Trade Date?

In valuing the Securities on the Trade Date, we take into account that the Securities comprise both a debt component and a performance-based component linked to the Underlying Shares. The estimated value of the Securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the Underlying Shares, instruments based on the Underlying Shares, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the Securities?

In determining the economic terms of the Securities, including the Upside Gearing and the Maximum Gain, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the Securities would be more favorable to you.

What is the relationship between the estimated value on the Trade Date and the secondary market price of the Securities?

The price at which MS & Co. purchases the Securities in the secondary market, absent changes in market conditions, including those related to the Underlying Shares, may vary from, and be lower than, the estimated value on the Trade Date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the Securities are not fully deducted upon issuance, for a period of up to 6 months following the Settlement Date, to the extent that MS & Co. may buy or sell the Securities in the secondary market, absent changes in market conditions, including those related to the Underlying Shares, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. currently intends, but is not obligated, to make a market in the Securities, and, if it once chooses to make a market, may cease doing so at any time.

Investor Suitability

The Securities may be suitable for you if:

♦You fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire initial investment.

♦You can tolerate the loss of all or a substantial portion of your Principal Amount and are willing to make an investment that has similar downside market risk as the Underlying Shares included in the Basket.

♦You understand and accept the risks associated with the Underlying Shares.

♦You are willing to hold the Securities to maturity, as set forth on the cover of this preliminary pricing supplement, and accept that there may be little or no secondary market for the Securities.

♦You believe the Basket will appreciate over the term of the Securities and that the appreciation is unlikely to exceed the Maximum Gain of between 43.60% and 46.60% (the actual Maximum Gain will be determined on the Trade Date and will not be less than 43.60%).

♦You understand and accept that your potential return is limited by the Maximum Gain, and you would be willing to invest in the Securities if the Maximum Gain were set to the bottom of the range indicated on the cover.

♦You can tolerate fluctuations of the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the level of the Basket.

♦You do not seek current income from your investment and are willing to forgo dividends paid on the Underlying Shares.

♦You are willing to assume our credit risk, and understand that if we default on our obligations you may not receive any amounts due to you including any repayment of principal.

The Securities may not be suitable for you if:

♦You do not fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire initial investment.

♦You cannot tolerate the loss of all or a substantial portion of your Principal Amount, and you are not willing to make an investment that has similar downside market risk as the Underlying Shares included in the Basket.

♦You require an investment designed to provide a full return of principal at maturity.

♦You do not understand and accept the risks associated with the Underlying Shares.

♦You are unable or unwilling to hold the Securities to maturity, as set forth on the cover of this preliminary pricing supplement, or you seek an investment for which there will be an active secondary market.

♦You believe that the level of the Basket will decline during the term of the Securities, or you believe the Basket will appreciate over the term of the Securities by a percentage that exceeds the Maximum Gain.

♦You seek an investment that has unlimited return potential without a cap on appreciation.

♦You would be unwilling to invest in the Securities if the Maximum Gain were set equal to the bottom of the range indicated on the cover (the actual Maximum Gain will be determined on the Trade Date).

♦You prefer the lower risk, and, therefore, accept the potentially lower returns, of conventional debt securities with comparable maturities issued by us or another issuer with a similar credit rating.

♦You seek current income from your investment or prefer to receive the dividends paid on the Underlying Shares.

♦You are not willing or are unable to assume the credit risk associated with us for any payment on the Securities, including any repayment of principal.

The investor suitability considerations identified above are not exhaustive. Whether or not the Securities are a suitable investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the suitability of an investment in the Securities in light of your particular circumstances. You should also review “Key Risks” on page 6 of this preliminary pricing supplement and “Risk Factors” beginning on page 7 of the accompanying prospectus for risks related to an investment in the Securities. For additional information about the Underlying Shares, see the information set forth under “Apple Inc.,” “Accenture plc,” “Adobe Inc.,” “Applied Materials, Inc.,” “Advanced Micro Devices, Inc.,” “Amazon.com, Inc.,” “Arista Networks, Inc.,” “ASML Holding N.V.,” “Broadcom Inc.,” “Alibaba Group Holding Limited,” “Baidu, Inc.,” “Salesforce, Inc.,” “CrowdStrike Holdings, Inc.,” “Cisco Systems Inc.” and “Dell Technologies Inc.” on pages 19, 21, 23, 25, 27, 29, 31, 33, 35, 37, 39, 41, 43, 45 and 47 respectively.

Terms			Investment Timeline
Issuer	Morgan Stanley Finance LLC		The Initial Prices are observed and the Initial Basket Level is set to 100. The Maximum Gain is set.
Guarantor	Morgan Stanley
Issue Price (per Security)	$10.00 per Security
Principal Amount	$10.00 per Security
Term	Approximately 2 years

The Final Basket Level and Basket Return are determined on the Final Valuation Date.

If the Basket Return is greater than zero, MSFL will pay you a cash payment per Security equal to the lesser of:

$10 + [$10 × (Basket Return × Upside Gearing)]

and

$10 + ($10 × Maximum Gain)

If the Basket Return is equal to zero, MSFL will pay you a cash payment of $10 per $10 Security.

If the Final Basket Level is less than zero, MSFL will pay you a cash payment at maturity equal to:

$10 + ($10 × Basket Return)

Under these circumstances, you will lose some or all of your Principal Amount.

Basket	The Securities are linked to a weighted basket of stocks, each of which we refer to as an “Underlying Shares,” as follows:
	Common Stock of Apple Inc. (the AAPL Stock)	6.67%
	Class A Ordinary Shares of Accenture plc (the ACN Stock)	6.67%
	Common Stock of Adobe Inc. (the ADBE Stock)	6.67%
	Common Stock of Applied Materials, Inc. (the AMAT Stock)	6.67%
	Common Stock of Advanced Micro Devices, Inc. (the AMD Stock)	6.67%
	Common Stock of Amazon.com, Inc. (the AMZN Stock)	6.67%
	Common Stock of Arista Networks, Inc. (the ANET Stock)	6.67%
	Ordinary Shares of ASML Holding N.V. (the ASML Stock)	6.67%
	Common Stock of Broadcom Inc. (the AVGO Stock)	6.67%
	American Depositary Shares of Alibaba Group Holding Limited (the BABA Stock)	6.67%
	American Depositary Shares of Baidu, Inc. (the BIDU Stock)	6.67%
	Common Stock of Salesforce, Inc. (the CRM Stock)	6.67%
	Common Stock of Cisco Systems Inc. (the CSCO Stock)	6.67%
	Class A Common Stock of CrowdStrike Holdings, Inc. (the CRWD Stock)	6.67%
	Class C Common Stock of Dell Technologies Inc. (the DELL Stock)	6.67%
Upside Gearing	2.0
Payment at Maturity (per Security)

If the Basket Return is greater than zero, MSFL will pay you an amount equal to the lesser of:

$10 + [$10 × (Basket Return × Upside Gearing)]

and

$10 + ($10 × Maximum Gain).

If the Basket Return is equal to zero, MSFL will pay you a cash payment of:

$10 per Security

If the Final Basket Level is less than zero, MSFL will pay you an amount calculated as follows:

 $10 + ($10 × Basket Return)

In this case, you could lose some or all of your Principal Amount at maturity in an amount proportionate to the negative Basket Return.

Basket Return	Final Basket Level – Initial Basket Level Initial Basket Level
Maximum Gain	Between 43.60% and 46.60%, which corresponds to a maximum Payment at Maturity of $14.36 to $14.66 per Security. The actual Maximum Gain will be determined on the Trade Date.
Adjustment Factor	For each of the Underlying Shares, 1.0, subject to adjustment in the event of certain corporate events affecting such Underlying Shares.
Initial Basket Level	100
Final Basket Level

On the Final Valuation Date, the Final Basket Level is calculated as:

100 × [1 + (AAPL Stock Return × 6.67%) +
(ACN Stock Return × 6.67%) + (ADBE Stock Return × 6.67%) + (AMAT Stock Return × 6.67%) + (AMD Stock Return × 6.67%) + (AMZN Return × 6.67%) + (ANET Stock Return × 6.67%) + (ASML

Stock Return × 6.67%) + (AVGO Stock Return × 6.67%) + (BABA Stock Return × 6.67%) + (BIDU Stock Return × 6.67%) + (CRM Stock Return × 6.67%) + (CRWD Stock Return × 6.67%) + (CSCO Stock Return × 6.67%) + (DELL Stock Return × 6.67%)]

Each of the returns set forth in the formula above refers to the return of the relevant Underlying Shares, which represents the percentage change from the Initial Price for that Underlying Shares to the Final Price for that Underlying Shares.

Final Valuation Date	May 24, 2027, subject to postponement in the event of a Market Disruption Event or for non-Trading Business Days.
Initial Price	With respect to each of the Underlying Shares, the Closing Price of such Underlying Shares on the Trade Date.
Final Price	With respect to each of the Underlying Shares, the Closing Price of such Underlying Shares on the Final Valuation Date times the Adjustment Factor on such date.
CUSIP / ISIN	61777X233 / US61777X2339
Calculation Agent	Morgan Stanley & Co. LLC

INVESTING IN THE SECURITIES INVOLVES SIGNIFICANT RISKS. YOU MAY LOSE SOME OR ALL OF YOUR PRINCIPAL AMOUNT. ANY PAYMENT ON THE SECURITIES IS SUBJECT TO OUR CREDITWORTHINESS. IF WE WERE TO DEFAULT ON OUR PAYMENT OBLIGATIONS, YOU MAY NOT RECEIVE ANY AMOUNTS OWED TO YOU UNDER THE SECURITIES AND YOU COULD LOSE YOUR ENTIRE INVESTMENT.

Key Risks

An investment in the Securities involves significant risks. The material risks that apply to the Securities are summarized here, but we urge you to also read the “Risk Factors” section of the accompanying prospectus. You should also consult your investment, legal, tax, accounting and other advisers in connection with your investment in the Securities.

Risks Relating to an Investment in the Securities

♦Your investment in the Securities may result in a loss of up to your entire initial investment in the Securities – The terms of the Securities differ from those of ordinary debt securities in that we will not pay interest or guarantee the payment of the full Principal Amount at maturity. If the Basket Return is negative, the payout at maturity will be an amount in cash that is less than the $10 Principal Amount of each Security by an amount proportionate to the Basket’s percentage decline. Accordingly, you could lose your entire Principal Amount in the Securities.

♦The Upside Gearing applies only if you hold the Securities to maturity – You should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, the price you receive will likely not reflect the full economic value of the Upside Gearing or the Securities themselves, and the return you realize may be less than 2.0 times the return of the Basket at the time of sale even if such return is positive and does not exceed the Maximum Gain. You can receive the full benefit of the Upside Gearing and earn up to the potential Maximum Gain only if you hold your Securities to maturity.

♦The appreciation potential is limited – The appreciation potential of the Securities is limited by the Maximum Gain of 43.60% to 46.60% (which corresponds to a maximum Payment at Maturity of $14.36 to $14.66 per Security). The actual Maximum Gain and maximum Payment at Maturity will be determined on the Trade Date. Therefore, although the Upside Gearing enhances positive Basket Returns, you will not benefit from any positive Basket Return that, when multiplied by the Upside Gearing, exceeds the Maximum Gain. As a result, any increase in the Final Basket Level over the Initial Basket Level by more than 21.80% to 23.30% (to be determined on the Trade Date) of the Initial Basket Level will not further increase the return on the Securities.

♦The Securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or our credit spreads may adversely affect the market value of the Securities – You are dependent on our ability to pay all amounts due on the Securities at maturity and therefore you are subject to our credit risk. If we default on our obligations under the Securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the Securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in our credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the Securities.

♦As a finance subsidiary, MSFL has no independent operations and will have no independent assets – As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

♦The Securities do not pay interest – MSFL will not pay any interest with respect to the Securities over the term of the Securities.

♦The market price of the Securities may be influenced by many unpredictable factors – Several factors, many of which are beyond our control, will influence the value of the Securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the Securities in the secondary market (if at all), including:

othe trading price of the Underlying Shares at any time,

othe volatility (frequency and magnitude of changes in value) of each of the Underlying Shares,

odividend rates on the Underlying Shares,

ointerest and yield rates in the market,

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the Underlying Shares or stock markets generally and which may affect the Final Prices,

othe occurrence of certain corporate events affecting any of the Underlying Shares that may or may not require an adjustment to an Adjustment Factor,

othe time remaining until the Securities mature, and

oany actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the terms of the Securities at the time of issuance and the price that you will receive if you are able to sell your Securities prior to maturity, as the Securities are comprised of both a debt component and a performance-based component linked to the Underlying Shares, and these are the types of factors that also generally affect the values of debt securities and derivatives linked to the Underlying Shares. For example, you may have to sell your Securities at a substantial discount from the principal amount of $10 per Security if the prices of the Underlying Shares at the time of sale are at, below or moderately above their Initial Prices or if market interest rates rise. You cannot predict the future performance of the Underlying Shares based on their historical performance. If the Basket Return is negative, you will receive at maturity an amount that is less than the $10 Principal Amount of each Security by an amount proportionate to the Basket's decline. There can be no assurance that there will be any positive Basket Return so that you will receive at maturity an amount that is greater than $10 Principal Amount for each Security you hold, or that you will not lose some or all of your investment.

♦The amount payable on the Securities is not linked to the prices of the Underlying Shares at any time other than the Final Valuation Date – The Final Basket Level will be based on the Closing Prices of the Underlying Shares on the Final Valuation Date, subject to postponement for non-Trading Business Days and certain Market Disruption Events. Even if some or all of the Underlying Shares appreciate prior to the Final Valuation Date but then drop by the Final Valuation Date, the Payment at Maturity may be significantly less than it would have been had the Payment at Maturity been linked to the prices of the Underlying Shares prior to such drop. Although the actual prices of the Underlying Shares on the stated Maturity Date or at other times during the term of the Securities may be higher than their Final Prices, the Payment at Maturity will be based solely on the Closing Prices of the Underlying Shares on the Final Valuation Date as compared to their Initial Prices.

♦Investing in the Securities is not equivalent to investing in the Underlying Shares – Investors in the Securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the Underlying Shares. Investors in the Securities also will not participate in any appreciation of the Basket that, when multiplied by the Upside Gearing, exceeds the Maximum Gain, which could be significant. As a result, any return on the Securities will not reflect the return you would realize if you actually owned shares of the Underlying Shares and received the dividends paid or distributions made on them. The return on the Securities will not include such a total return feature.

♦The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the Securities in the Issue Price reduce the economic terms of the Securities, cause the estimated value of the Securities to be less than the Issue Price and will adversely affect secondary market prices – Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the Securities in secondary market transactions will likely be significantly lower than the Issue Price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the Issue Price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the Securities in the Issue Price and the lower rate we are willing to pay as issuer make the economic terms of the Securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the Securities are not fully deducted upon issuance, for a period of up to 6 months following the Settlement Date, to the extent that MS & Co. may buy or sell the Securities in the secondary market, absent changes in market conditions, including those related to the Underlying Shares, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

♦The estimated value of the Securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price – These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the Securities than those generated by others, including other dealers in the market, if they attempted to value the Securities. In addition, the estimated value on the Trade Date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your Securities in the secondary market (if any exists) at any time. The value of your Securities at any time after the date of this preliminary pricing supplement will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price of the Securities may be influenced by many unpredictable factors” above.

♦The Securities will not be listed on any securities exchange and secondary trading may be limited – The Securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the Securities. MS & Co. currently intends, but is not obligated, to make a market in the Securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the Securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the Securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Securities easily. Since other broker-dealers may not participate significantly in the secondary market for the Securities, the price at which you may be able to trade your Securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the Securities, it is likely that there would be no secondary market for the Securities. Accordingly, you should be willing to hold your Securities to maturity.

♦Hedging and trading activity by our affiliates could potentially adversely affect the value of the Securities – One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the Securities, including trading in the Underlying Shares, in futures or options contracts on the Underlying Shares, as well as in other instruments related to the Underlying Shares. As a result, these entities may be unwinding or adjusting hedge positions during the term of the Securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the Final Valuation Date approaches. MS & Co. and some of our other affiliates also trade the Underlying Shares, in futures or options contracts on the Underlying Shares, as well as in other instruments related to the Underlying Shares, on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the Trade Date could potentially increase the Initial Prices of the Underlying Shares, and, therefore, could increase the prices at or above which the Underlying Shares must close on the Final Valuation Date so that investors do not suffer a loss on their initial investment in the Securities. Additionally, such hedging or trading activities during the term of the Securities, including on the Final Valuation Date, could adversely affect the Closing Prices of the Underlying Shares on the Final Valuation Date, and, accordingly, the amount of cash payable at maturity, if any.

♦Potential conflict of interest – As Calculation Agent, MS & Co. will determine the Initial Prices, the Final Prices, the Final Basket Level, the Basket Return and whether any Market Disruption Event has occurred, and will calculate the amount payable at maturity, if any. Moreover, certain determinations made by MS & Co., in its capacity as Calculation Agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of Market Disruption Events and the calculation of the Final Basket Level in the event of a discontinuance of an Underlying Shares or a Market Disruption Event. These potentially subjective determinations may adversely affect the payout to you at maturity. For further information regarding these types of determinations, see “Additional Terms of the Securities—Postponement of Final Valuation Date and Maturity Date” and “—Calculation Agent and Calculations” below. In addition, MS & Co. has determined the estimated value of the Securities on the Trade Date.

♦Potentially inconsistent research, opinions or recommendations by Morgan Stanley, UBS or our or their respective affiliates – Morgan Stanley, UBS and our or their respective affiliates may publish research from time to time on financial markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. Any research, opinions or recommendations expressed by Morgan Stanley, UBS or our or their respective affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Securities and the Underlying Shares to which the Securities are linked.

♦The U.S. federal income tax consequences of an investment in the Securities are uncertain – Please note that the discussions in this preliminary pricing supplement concerning the U.S. federal income tax consequences of an investment in the Securities supersede the discussions contained in the accompanying prospectus supplement.

Subject to the discussion under “What Are the Tax Consequences of the Securities” in this preliminary pricing supplement, although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the Securities due to the lack of governing authority, in the opinion of our counsel, Davis Polk & Wardwell LLP (“our counsel”), under current law, and based on current market conditions, each Security should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. However, because our counsel’s opinion is based in part on market conditions as of the date of this preliminary pricing supplement, it is subject to confirmation on the Trade Date.

If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative treatment for the Securities, the timing and character of income on the Securities might differ significantly from the tax treatment described herein. For example, under one possible treatment, the IRS could seek to recharacterize the Securities as debt instruments. In that event, U.S. Holders (as defined below) would be required to accrue into income original issue discount on the Securities every year at a “comparable yield” determined at the time of issuance and recognize all income and gain in respect of the Securities as ordinary income. We do not plan to request a ruling from the IRS regarding the tax treatment of the Securities, and the IRS or a court may not agree with the tax treatment described in this preliminary pricing supplement.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by Non-U.S. Holders (as defined below) should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Securities, possibly with retroactive effect.

Both U.S. and Non-U.S. Holders should read carefully the discussion under “What Are the Tax Consequences of the Securities” in this preliminary pricing supplement and consult their tax advisers regarding all aspects of the U.S. federal tax consequences of an investment in the Securities as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Underlying Shares

♦The probability that the Final Basket Level will be less than the Initial Basket Level will depend on the volatility of the Basket — “Volatility” refers to the frequency and magnitude of changes in the level of the Basket.  Higher expected volatility with respect to the Basket as of the Trade Date generally indicates a greater chance as of that date that the Final Basket Level will be less than the Initial Basket Level, which would result in a loss of some or all of your investment at maturity.  However, the Basket’s volatility can change significantly over the term of the Securities.  The level of the Basket could fall sharply, resulting in a significant loss of principal.  You should be willing to accept the downside market risk of the Basket and the potential loss of some or all of your investment at maturity.

♦Changes in the prices of one or more of the Underlying Shares may offset changes in the values of the others – Movements in the prices of the Underlying Shares may not correlate with each other. At a time when the prices of one or more Underlying Shares increase, the prices of the other Underlying Shares may not increase as much, or may even decline. Therefore, in calculating the Basket Return, increases in the prices of one or more Underlying Shares may be moderated, or wholly offset, by lesser increases or declines in the prices of the other Underlying Shares. If the Final Basket Level is less than the Initial Basket Level, you will receive at maturity an amount that is less than the amount of your original investment in the Securities.

♦Stock risk – The prices of any of the Underlying Shares can rise or fall sharply due to factors specific to such Underlying Shares and their Underlying Issuer, such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market volatility and levels, interest rates and economic and political conditions. For additional information about the Underlying Shares and the Underlying Issuers, please see “Information About the Underlying Shares” in this preliminary pricing supplement and the Underlying Issuers’ SEC filings referred to in those sections.

♦There are risks associated with investments in securities linked to the value of equity securities issued by foreign (and emerging market) companies – The Class A Ordinary Shares of Accenture plc, the Ordinary Shares of ASML Holding N.V., the American Depositary Shares of Alibaba Group Holding Limited and the American Depositary Shares of Baidu, Inc. are issued by foreign companies. Investments in securities linked to the value of any equity securities issued by a foreign company involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies. The prices of Securities issued by foreign companies may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. In addition, the American Depositary Shares of Alibaba Group Holding Limited and the American Depositary Shares of Baidu, Inc. each have been issued by a company in an emerging market country, which poses further risks in addition to the risks associated with investing in foreign equity markets generally. Countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. Moreover, the economies in such countries may differ unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payment positions.

♦There are important differences between the rights of holders of ADSs and the rights of holders of the common stock of a foreign company – The BABA Stock is the ADSs of Alibaba Group Holding Limited and the BIDU Stock is the ADSs of Baidu, Inc., and not the ordinary shares represented by the American Depositary Shares (the “ADSs”), and there exist important differences between the rights of holders of ADSs and the rights of holders of the corresponding ordinary shares. Each ADS is a security evidenced by American depositary receipts that represents a certain number of ordinary shares of a foreign company. Generally, ADSs are issued under a deposit agreement, which sets forth the rights and responsibilities of the depositary, the foreign issuer and holders of the ADSs, which may be different from the rights of holders of ordinary shares of the foreign issuer. For example, the foreign issuer may make distributions in respect of its ordinary shares that are not passed on to the holders of its ADSs. Any such differences between the rights of holders of ADSs and holders of the corresponding ordinary shares may be significant and may materially and adversely affect the value of the securities.

♦No affiliation with Apple Inc., Accenture plc, Adobe Inc., Applied Materials, Inc., Advanced Micro Devices, Inc., Amazon.com, Inc., Arista Networks, Inc., ASML Holding N.V., Broadcom Inc., Alibaba Group Holding Limited, Baidu, Inc., Salesforce, Inc., CrowdStrike Holdings, Inc., Cisco Systems Inc. and Dell Technologies Inc. – Apple Inc., Accenture plc, Adobe Inc., Applied Materials, Inc., Advanced Micro Devices, Inc., Amazon.com, Inc., Arista Networks, Inc.,

ASML Holding N.V., Broadcom Inc., Alibaba Group Holding Limited, Baidu, Inc., Salesforce, Inc., CrowdStrike Holdings, Inc., Cisco Systems Inc. and Dell Technologies Inc. are not affiliates of ours, are not involved with this offering in any way, and have no obligation to consider your interests in taking any corporate actions that might affect the value of the Securities. We have not made any due diligence inquiry with respect to Apple Inc., Accenture plc, Adobe Inc., Applied Materials, Inc., Advanced Micro Devices, Inc., Amazon.com, Inc., Arista Networks, Inc., ASML Holding N.V., Broadcom Inc., Alibaba Group Holding Limited, Baidu, Inc., Salesforce, Inc., CrowdStrike Holdings, Inc., Cisco Systems Inc. and Dell Technologies Inc. in connection with this offering.

♦We may engage in business with or involving Apple Inc., Accenture plc, Adobe Inc., Applied Materials, Inc., Advanced Micro Devices, Inc., Amazon.com, Inc., Arista Networks, Inc., ASML Holding N.V., Broadcom Inc., Alibaba Group Holding Limited, Baidu, Inc., Salesforce, Inc., CrowdStrike Holdings, Inc., Cisco Systems Inc. and Dell Technologies Inc. – We or our affiliates may presently or from time to time engage in business with Apple Inc., Accenture plc, Adobe Inc., Applied Materials, Inc., Advanced Micro Devices, Inc., Amazon.com, Inc., Arista Networks, Inc., ASML Holding N.V., Broadcom Inc., Alibaba Group Holding Limited, Baidu, Inc., Salesforce, Inc., CrowdStrike Holdings, Inc., Cisco Systems Inc. and Dell Technologies Inc. without regard to your interests and thus may acquire non-public information about Apple Inc., Accenture plc, Adobe Inc., Applied Materials, Inc., Advanced Micro Devices, Inc., Amazon.com, Inc., Arista Networks, Inc., ASML Holding N.V., Broadcom Inc., Alibaba Group Holding Limited, Baidu, Inc., Salesforce, Inc., CrowdStrike Holdings, Inc., Cisco Systems Inc. and Dell Technologies Inc. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to Apple Inc., Accenture plc, Adobe Inc., Applied Materials, Inc., Advanced Micro Devices, Inc., Amazon.com, Inc., Arista Networks, Inc., ASML Holding N.V., Broadcom Inc., Alibaba Group Holding Limited, Baidu, Inc., Salesforce, Inc., CrowdStrike Holdings, Inc., Cisco Systems Inc. and Dell Technologies Inc., which may or may not recommend that investors buy or hold the Underlying Share(s).

♦Governmental regulatory actions could result in material changes to the composition of the Underlying Shares and could negatively affect your return on the Securities – Governmental regulatory actions, including but not limited to sanctions-related actions by the U.S. or foreign governments, could make it necessary or advisable for there to be material changes to the Underlying Shares, depending on the nature of such governmental regulatory actions and the Underlying Shares that are affected. If any governmental regulatory action results in the removal of any of the Underlying Shares, such removal, or even any uncertainty relating to a possible removal, could have a material and negative effect on the prices of the Underlying Shares and, therefore, your return on the Securities.

♦The antidilution adjustments the Calculation Agent is required to make do not cover every corporate event that could affect the Underlying Shares. – MS & Co., as Calculation Agent, will adjust the Adjustment Factors for the Underlying Shares for the purpose of determining the amount payable at maturity, in each case for certain corporate events affecting the Underlying Shares, such as stock splits, stock dividends and extraordinary dividends, and certain other corporate actions involving the Underlying Issuers of the Underlying Shares, such as mergers. However, the Calculation Agent will not make an adjustment for every corporate event that can affect the Underlying Shares. For example, the Calculation Agent is not required to make any adjustments if the Underlying Issuers of the Underlying Shares or anyone else makes a partial tender or partial exchange offer for the Underlying Shares, nor will adjustments be made following the Final Valuation Date. In addition, no adjustments will be made for regular cash dividends, which are expected to reduce the prices of the Underlying Shares by the amount of such dividends. If an event occurs that does not require the Calculation Agent to adjust an Adjustment Factor, such as a regular cash dividend, the market price of the Securities and your return on the Securities may be materially and adversely affected. For example, if the record date for a regular cash dividend were to occur on or shortly before the Final Valuation Date, this may decrease the Closing Price of the relevant Underlying Shares to be less than the relevant Initial Prices (resulting in a loss of some or all of all of your investment in the Securities), materially and adversely affecting your return.

Scenario Analysis and Examples at Maturity

The below scenario analysis and examples are provided for illustrative purposes only and are hypothetical. They do not purport to be representative of every possible scenario concerning increases or decreases in the level of the Basket relative to the Initial Basket Level. We cannot predict the Final Basket Level on the Final Valuation Date. You should not take the scenario analysis and these examples as an indication or assurance of the expected performance of the Basket. The numbers appearing in the examples below have been rounded for ease of analysis. The following scenario analysis and examples illustrate the payment at maturity for a $10.00 security on a hypothetical offering of the Securities, based on the following terms:

Investment term:	Approximately 2 years
Initial Basket Level:	100
Hypothetical Maximum Gain:	43.60%, which corresponds to a maximum Payment at Maturity of $14.36 per Security
The actual Maximum Gain will be determined on the Trade Date.
Upside Gearing:	2

Example 1— The level of the Basket increases to a Final Basket Level of 110. The Basket Return is greater than zero and expressed as a formula:

Basket Return = (110 - 100) / 100 = 10.00%

Because the Basket Return is greater than zero, the Payment at Maturity for each $10.00 Principal Amount of Securities is calculated as the lesser of:

(A) $10.00 + ($10.00 × Basket Return × Upside Gearing), and

(B) $10.00 + ($10.00 × Maximum Gain)

= the lesser of (A) $10.00 + ($10.00 × 10% × 2.0) and (B) $10.00 + ($10.00 × 43.60%)

= the lesser of (A) $10.00 + ($10.00 × 20%) and (B) $10.00 + ($10.00 × 43.60%)

= $10.00 + ($10.00 × 20%)

= $10.00 + $2.00

= $12.00

Because the Basket Return of 10.00% multiplied by the Upside Gearing is less than the hypothetical Maximum Gain of 43.60%, the Payment at Maturity is equal to $12.00 per $10.00 Principal Amount of Securities, resulting in a total return on the Securities of 20.00%.

Example 2— The level of the Basket increases to a Final Basket Level of 150. The Basket Return is greater than zero and expressed as a formula:

Basket Return = (150 – 100) / 100 = 50.00%

Because the Basket Return is greater than zero, the Payment at Maturity for each $10.00 Principal Amount of Securities is calculated as the lesser of:

(A) $10.00 + ($10.00 × Basket Return × Upside Gearing), and

(B) $10.00 + ($10.00 × Maximum Gain)

= the lesser of (A) $10.00 + ($10.00 × 50% × 2.0) and (B) $10.00 + ($10.00 × 43.60%)

= the lesser of (A) $10.00 + ($10.00 × 100%) and (B) $10.00 + ($10.00 × 43.60%)

= $10.00 + ($10.00 × 43.60%)

= $10.00 + $4.36

= $14.36

Because the Basket Return of 50% multiplied by the Upside Gearing is greater than the hypothetical Maximum Gain of 43.60%, the Payment at Maturity is equal to $14.36 per $10.00 Principal Amount of Securities, the hypothetical maximum Payment at Maturity on the Securities. This represents the hypothetical maximum amount payable over the 2-year term of the Securities.

Example 3— The Final Basket Level is equal to the Initial Basket Level of 100. The Basket Return is zero and expressed as a formula:

Basket Return = (100 – 100) / 100 = 0.00%

Payment at Maturity = $10.00

Because the Basket Return is zero, the Payment at Maturity per Security is equal to the original $10.00 Principal Amount per Security, resulting in a zero percent return on the Securities.

Example 4— The level of the Basket decreases to a Final Basket Level of 40. The Basket Return is negative and expressed as a formula:

Basket Return = (40 - 100) / 100 = -60.00%

Payment at Maturity = $10 + ($10 × -60.00%) = $4.00

Because the Basket Return is less than zero, MSFL will pay less than the Principal Amount, resulting in a loss of principal that is proportionate to the negative Basket Return. Therefore, the Payment at Maturity is equal to $4.00 per $10.00 Principal Amount of Securities, resulting in a total loss on the Securities of 60.00%.

If the Final Basket Level is below zero, the Securities will be fully exposed to any decline in the Basket, and you will lose some or all of your Principal Amount at maturity.

Scenario Analysis – Hypothetical Payment at Maturity for each $10.00 Principal Amount of Securities.

Performance of the Basket*		Performance of the Securities
Final Basket Level	Basket Return	Upside Gearing	Payment at Maturity	Return on Securities Purchased at $10.00(1)
200.00	100.00%	2.0	$14.36	43.60%
190.00	90.00%	2.0	$14.36	43.60%
180.00	80.00%	2.0	$14.36	43.60%
170.00	70.00%	2.0	$14.36	43.60%
160.00	60.00%	2.0	$14.36	43.60%
150.00	50.00%	2.0	$14.36	43.60%
140.00	40.00%	2.0	$14.36	43.60%
130.00	30.00%	2.0	$14.36	43.60%
121.80	21.80%	2.0	$14.36	43.60%
120.00	20.00%	2.0	$14.00	40.00%
110.00	10.00%	2.0	$12.00	20.00%
100.00	0.00%	N/A	$10.00	0.00%
90.00	-10.00%	N/A	$9.00	-10.00%
80.00	-20.00%	N/A	$8.00	-20.00%
70.00	-30.00%	N/A	$7.00	-30.00%
60.00	-40.00%	N/A	$6.00	-40.00%
50.00	-50.00%	N/A	$5.00	-50.00%
40.00	-60.00%	N/A	$4.00	-60.00%
30.00	-70.00%	N/A	$3.00	-70.00%
20.00	-80.00%	N/A	$2.00	-80.00%
10.00	-90.00%	N/A	$1.00	-90.00%
0.00	-100.00%	N/A	$0.00	-100.00%

*. The Basket excludes cash dividend payments on the Underlying Shares.

(1) This “Return on Securities” is the number, expressed as a percentage, that results from comparing the Payment at Maturity per $10 Principal Amount Security to the purchase price of $10 per Security.

What are the tax consequences of the Securities?

Prospective investors should note that the discussion under the section called “United States Federal Taxation” in the accompanying prospectus supplement does not apply to the Securities issued under this preliminary pricing supplement and is superseded by the following discussion.

The following summary is a general discussion of the principal U.S. federal income tax consequences and certain estate tax consequences of the ownership and disposition of the Securities. This discussion applies only to investors in the Securities who:

♦purchase the Securities in the original offering; and

♦hold the Securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

♦certain financial institutions;

♦insurance companies;

♦dealers and certain traders in securities or commodities;

♦investors holding the Securities as part of a “straddle,” wash sale, conversion transaction, integrated transaction or constructive sale transaction;

♦U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

♦partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

♦regulated investment companies;

♦real estate investment trusts; or

♦tax-exempt entities, including “individual retirement accounts” or “Roth IRAs” as defined in Section 408 or 408A of the Code, respectively.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the Securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the Securities or a partner in such a partnership, you should consult your tax adviser as to the particular U.S. federal tax consequences of holding and disposing of the Securities to you.

In addition, we will not attempt to ascertain whether any issuer of any shares to which a Security relates (such shares hereafter referred to as “Underlying Shares”) is treated as a “passive foreign investment company” (“PFIC”) within the meaning of Section 1297 of the Code or as a “U.S. real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code. If any issuer of Underlying Shares were so treated, certain adverse U.S. federal income tax consequences might apply, to a U.S. Holder in the case of a PFIC and to a Non-U.S. Holder (as defined below) in the case of a USRPHC, upon the sale, exchange or settlement of the Securities. You should refer to information filed with the Securities and Exchange Commission or other governmental authorities by the issuers of the Underlying Shares and consult your tax adviser regarding the possible consequences to you if any issuer is or becomes a PFIC or USRPHC.

As the law applicable to the U.S. federal income taxation of instruments such as the Securities is technical and complex, the discussion below necessarily represents only a general summary. Moreover, the effect of any applicable state, local or non-U.S. tax laws is not discussed, nor are any alternative minimum tax consequences or consequences resulting from the Medicare tax on investment income.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date of this preliminary pricing supplement, changes to any of which subsequent to the date hereof may affect the tax consequences described herein. Persons considering the purchase of the Securities should consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

General

Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the Securities due to the lack of governing authority, in the opinion of our counsel, under current law, and based on current market conditions, each Security should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. However, because our counsel’s opinion is based in part on market conditions as of the date of this preliminary pricing supplement, it is subject to confirmation on the Trade Date.

Due to the absence of statutory, judicial or administrative authorities that directly address the treatment of the Securities or instruments that are similar to the Securities for U.S. federal income tax purposes, no assurance can be given that the Internal Revenue Service (the “IRS”) or a court will agree with the tax treatment described herein.

Accordingly, you should consult your tax adviser regarding all aspects of the U.S. federal tax consequences of an investment in the Securities (including possible alternative treatments of the Securities). Unless otherwise stated, the following discussion is based on the treatment of the Securities as described in the previous paragraph.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder. As used herein, the term “U.S. Holder” means a beneficial owner of a Security that is, for U.S. federal income tax purposes:

♦a citizen or individual resident of the United States;

♦a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

♦an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment of the Securities

Assuming the treatment of the Securities as set forth above is respected, the following U.S. federal income tax consequences should result.

Tax Treatment Prior to Settlement. A U.S. Holder should not be required to recognize taxable income over the term of the Securities prior to settlement, other than pursuant to a sale or exchange as described below.

Tax Basis. A U.S. Holder’s tax basis in the Securities should equal the amount paid by the U.S. Holder to acquire the Securities.

Sale, Exchange or Settlement of the Securities. Upon a sale, exchange or settlement of the Securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or settlement and the U.S. Holder’s tax basis in the Securities sold, exchanged or settled. Subject to the discussion above regarding the possible application of Section 1297 of the Code, any gain or loss recognized upon the sale, exchange or settlement of the Securities should be long-term capital gain or loss if the U.S. Holder has held the Securities for more than one year at such time, and short-term capital gain or loss otherwise.

Possible Alternative Tax Treatments of an Investment in the Securities

Due to the absence of authorities that directly address the proper tax treatment of the Securities, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment described above. In particular, the IRS could seek to analyze the U.S. federal income tax consequences of owning the Securities under Treasury regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”). If the IRS were successful in asserting that the Contingent Debt Regulations applied to the Securities, the timing and character of income thereon would be significantly affected. Among other things, a U.S. Holder would be required to accrue into income original issue discount on the Securities every year at a “comparable yield” determined at the time of their issuance, adjusted upward or downward to reflect the difference, if any, between the actual and the projected amount of the contingent payment on the Securities. Furthermore, any gain realized by a U.S. Holder at maturity or upon a sale, exchange or other disposition of the Securities would generally be treated as ordinary income, and any loss realized would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount and as capital loss thereafter.

Other alternative federal income tax treatments of the Securities are also possible, which, if applied, could significantly affect the timing and character of the income or loss with respect to the Securities. In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; and whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Securities, possibly with retroactive effect. U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the Securities, including possible alternative treatments and the issues presented by this notice.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of the payment on the Securities at maturity and the payment of proceeds from a sale, exchange or other disposition of the Securities, unless a U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. In addition, information returns may be filed with the IRS in connection with the payment on the Securities and the payment of proceeds from a sale, exchange or other disposition of the Securities, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder. As used herein, the term “Non-U.S. Holder” means a beneficial owner of a Security that is, for U.S. federal income tax purposes:

♦an individual who is classified as a nonresident alien;

♦a foreign corporation; or

♦a foreign estate or trust.

The term “Non-U.S. Holder” does not include any of the following holders:

♦a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;

♦certain former citizens or residents of the United States; or

♦a holder for whom income or gain in respect of the Securities is effectively connected with the conduct of a trade or business in the United States.

Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the Securities.

Tax Treatment upon Sale, Exchange or Settlement of the Securities

In general. Assuming the treatment of the Securities as set forth above is respected, and subject to the discussions below concerning backup withholding and the possible application of Section 871(m) of the Code and the discussion above concerning the possible application of Section 897 of the Code, a Non-U.S. Holder of the Securities generally will not be subject to U.S. federal income or withholding tax in respect of amounts paid to the Non-U.S. Holder.

Subject to the discussions regarding the possible application of Sections 871(m) and 897 of the Code and FATCA, if all or any portion of a Security were recharacterized as a debt instrument, any payment made to a Non-U.S. Holder with respect to the Securities would not be subject to U.S. federal withholding tax, provided that:

♦the Non-U.S. Holder does not own, directly or by attribution, ten percent or more of the total combined voting power of all classes of Morgan Stanley stock entitled to vote;

♦the Non-U.S. Holder is not a controlled foreign corporation related, directly or indirectly, to Morgan Stanley through stock ownership;

♦the Non-U.S. Holder is not a bank receiving interest under Section 881(c)(3)(A) of the Code, and

♦the certification requirement described below has been fulfilled with respect to the beneficial owner.

Certification Requirement. The certification requirement referred to in the preceding paragraph will be fulfilled if the beneficial owner of a Security (or a financial institution holding a Security on behalf of the beneficial owner) furnishes to the applicable withholding agent an IRS Form W-8BEN (or other appropriate form) on which the beneficial owner certifies under penalties of perjury that it is not a U.S. person.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Among the issues addressed in the notice is the degree, if any, to which any income with respect to instruments such as the Securities should be subject to U.S. withholding tax. It is possible that any Treasury regulations or other guidance promulgated after consideration of this issue could materially and adversely affect the withholding tax consequences of ownership and disposition of the Securities, possibly on a retroactive basis. Non-U.S. Holders should note that we currently do not intend to withhold on any payment made with respect to the Securities to Non-U.S. Holders (subject to compliance by such holders with the certification requirement described above and to the discussions regarding Sections 871(m) and 897 of the Code and FATCA). However, in the event of a change of law or any formal or informal guidance by the IRS, the U.S. Treasury Department or Congress, we may decide to withhold on payments made with respect to the Securities to Non-U.S. Holders, and we will not be required to pay any additional amounts with respect to amounts withheld. Accordingly, Non-U.S. Holders should consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the Securities, including the possible implications of the notice referred to above.

Section 871(m) Withholding Tax on Dividend Equivalents

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2027 that do not have a delta of one with respect to any Underlying Security. Based on the terms of the Securities and current market conditions, we expect that the Securities will not have a delta of one with respect to any Underlying Security on the Trade Date. However, we will provide an updated determination in the final pricing supplement. Assuming that the Securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the Securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the Securities.

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty exemption, the Securities may be treated as U.S. situs property subject to U.S. federal estate tax. Prospective investors that are non-U.S. individuals, or are entities of the type described above, should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the Securities.

Backup Withholding and Information Reporting

Information returns may be filed with the IRS in connection with the payment on the Securities at maturity as well as in connection with the payment of proceeds from a sale, exchange or other disposition of the Securities. A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption. Compliance with the certification procedures described above under “―Tax Treatment upon Sale, Exchange or Settlement of the Securities – Certification Requirement” will satisfy the certification requirements necessary to avoid backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. FATCA generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). If the Securities were recharacterized as debt instruments, FATCA would apply to any payment of amounts treated as interest and to payments of gross proceeds of the disposition (including upon retirement) of the Securities. However, under proposed regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization), no withholding will apply on payments of gross proceeds (other than amounts treated as FDAP income). If withholding were to apply to the Securities, we would not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the potential application of FATCA to the Securities.

The discussion in the preceding paragraphs under “What Are the Tax Consequences of the Securities,” insofar as it purports to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal income tax consequences of an investment in the Securities.

Information About the Underlying Shares

The Underlying Shares are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the Securities and Exchange Commission by the Underlying Issuer pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number listed below through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding the Underlying Issuer may be obtained from other publicly available sources.

This document relates only to the Securities offered hereby and does not relate to the Underlying Shares or other securities of the Underlying Issuers. We have derived all disclosures contained in this document regarding the Underlying Shares from the publicly available documents described in the preceding paragraph. In connection with the offering of the Securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Underlying Issuer. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Underlying Issuer is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of the Underlying Shares (and therefore the price of the Underlying Shares at the time we price the Securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Underlying Issuer could affect the value received at maturity with respect to the Securities, and, therefore, the trading prices of the Securities.

Included on the following pages is (i) a brief description of each related Underlying Issuer, (ii) a table listing the published high and low Closing Prices and the end-of-quarter Closing Prices of the related Underlying Shares for each quarter in the period from January 1, 2020 through May 15, 2025, and (iii) a graph showing the daily Closing Prices from January 1, 2008 through May 15, 2025. The graph showing the daily Closing Prices for the ANET Stock begins on June 5, 2014. The graph showing the daily Closing Prices for the AVGO Stock begins on August 5, 2009. The graph showing the daily Closing Prices for the BABA Stock begins on September 18, 2014. The graph showing the daily Closing Prices for the CRWD Stock begins on June 11, 2019. The graph showing the daily Closing Prices for the DELL Stock begins on December 21, 2018.

We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. Neither Morgan Stanley, MSFL nor any of its affiliates makes any representation to you as to the performance of the Underlying Shares. The historical Closing Prices should not be taken as an indication of future performance, and no assurance can be given as to the price of the Underlying Shares on the Final Valuation Date or during the term of the Securities.

Apple Inc.

Apple Inc. designs, manufactures and markets mobile communication and media devices, personal computers and portable digital music players, and sells a variety of related software, services, peripherals, networking solutions and third-party digital content and applications. The Common Stock of Apple Inc. is registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by Apple Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-36743 through the Securities and Exchange Commission’s website at www.sec.gov. The Closing Price of the Common Stock of Apple Inc. on May 15, 2025 was $211.45. Apple Inc.’s Common Stock is listed on the Nasdaq under the ticker symbol “AAPL.”

Historical Information

Quarter Begin	Quarter End	Quarterly High ($)	Quarterly Low ($)	Quarterly Close ($)
1/1/2020	3/31/2020	81.80	56.09	63.57
4/1/2020	6/30/2020	91.63	60.23	91.20
7/1/2020	9/30/2020	134.18	91.03	115.81
10/1/2020	12/31/2020	136.69	108.77	132.69
1/1/2021	3/31/2021	143.16	116.36	122.15
4/1/2021	6/30/2021	136.96	122.77	136.96
7/1/2021	9/30/2021	156.69	137.27	141.50
10/1/2021	12/31/2021	180.33	139.14	177.57
1/1/2022	3/31/2022	182.01	150.62	174.61
4/1/2022	6/30/2022	178.44	130.06	136.72
7/1/2022	9/30/2022	174.55	138.20	138.20
10/1/2022	12/31/2022	155.74	126.04	129.93
1/1/2023	3/31/2023	164.90	125.02	164.90
4/1/2023	6/30/2023	193.97	160.10	193.97
7/1/2023	9/30/2023	196.45	170.43	171.21
10/1/2023	12/31/2023	198.11	166.89	192.53
1/1/2024	3/31/2024	195.18	169.00	171.48
4/1/2024	6/30/2024	216.67	165.00	210.62
7/1/2024	9/30/2024	234.82	207.23	233.00
10/1/2024	12/31/2024	259.02	221.69	250.42
1/1/2025	3/31/2025	250.42	209.68	222.13
4/1/2025	5/15/2025*	223.89	172.42	211.45

* Available information for the indicated period includes data for less than the entire calendar quarter, and, accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only.

The graph below illustrates the performance of the Common Stock of Apple Inc. from January 1, 2008 through May 15, 2025, based on information from Bloomberg.

Accenture plc

Accenture plc, headquartered in Ireland, is a professional services company that provides a range of services and solutions across Strategy & Consulting, Technology, Operations, Industry X and Song. The Class A Ordinary Shares of Accenture plc are registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by Accenture plc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-34448 through the Securities and Exchange Commission’s website at www.sec.gov. The Closing Price of the Class A Ordinary Shares of Accenture plc on May 15, 2025 was $323.21. Accenture plc’s Class A Ordinary Shares are listed on the NYSE under the ticker symbol “ACN.”

Historical Information

Quarter Begin	Quarter End	Quarterly High ($)	Quarterly Low ($)	Quarterly Close ($)
1/1/2020	3/31/2020	215.92	143.69	163.26
4/1/2020	6/30/2020	217.32	152.15	214.72
7/1/2020	9/30/2020	247.18	214.42	225.99
10/1/2020	12/31/2020	266.25	213.94	261.21
1/1/2021	3/31/2021	280.77	241.92	276.25
4/1/2021	6/30/2021	296.43	278.34	294.79
7/1/2021	9/30/2021	344.43	300.00	319.92
10/1/2021	12/31/2021	415.42	319.49	414.55
1/1/2022	3/31/2022	414.55	301.62	337.23
4/1/2022	6/30/2022	344.47	270.90	277.65
7/1/2022	9/30/2022	320.78	256.34	257.30
10/1/2022	12/31/2022	302.83	250.07	266.84
1/1/2023	3/31/2023	294.10	246.17	285.81
4/1/2023	6/30/2023	323.77	263.48	308.58
7/1/2023	9/30/2023	328.20	300.77	307.11
10/1/2023	12/31/2023	354.45	290.04	350.91
1/1/2024	3/31/2024	386.91	333.82	346.61
4/1/2024	6/30/2024	339.17	281.76	303.41
7/1/2024	9/30/2024	355.81	295.44	353.48
10/1/2024	12/31/2024	376.86	343.90	351.79
1/1/2025	3/31/2025	398.25	300.91	312.04
4/1/2025	5/15/2025*	323.21	279.23	323.21

* Available information for the indicated period includes data for less than the entire calendar quarter, and, accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only.

The graph below illustrates the performance of the Class A Ordinary Shares of Accenture plc from January 1, 2008 through May 15, 2025, based on information from Bloomberg.

Adobe Inc.

Adobe Inc. is a digital media technology company. The Common Stock of Adobe Inc. is registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by Adobe Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 000-15175 through the Securities and Exchange Commission’s website at www.sec.gov. The Closing Price of the Common Stock of Adobe Inc. on May 15, 2025 was $404.69. Adobe Inc.’s Common Stock is listed on the Nasdaq under the ticker symbol “ADBE.”

Historical Information

Quarter Begin	Quarter End	Quarterly High ($)	Quarterly Low ($)	Quarterly Close ($)
1/1/2020	3/31/2020	383.28	285.00	318.24
4/1/2020	6/30/2020	440.55	293.61	435.31
7/1/2020	9/30/2020	533.80	426.29	490.43
10/1/2020	12/31/2020	514.31	444.94	500.12
1/1/2021	3/31/2021	501.64	421.20	475.37
4/1/2021	6/30/2021	590.75	472.09	585.64
7/1/2021	9/30/2021	666.59	575.72	575.72
10/1/2021	12/31/2021	688.37	549.77	567.06
1/1/2022	3/31/2022	567.06	411.50	455.62
4/1/2022	6/30/2022	468.81	360.79	366.06
7/1/2022	9/30/2022	451.02	275.20	275.20
10/1/2022	12/31/2022	345.96	275.20	336.53
1/1/2023	3/31/2023	392.23	320.54	385.37
4/1/2023	6/30/2023	495.18	335.45	488.99
7/1/2023	9/30/2023	564.88	481.29	509.90
10/1/2023	12/31/2023	633.66	507.03	596.60
1/1/2024	3/31/2024	634.76	492.46	504.60
4/1/2024	6/30/2024	555.54	439.02	555.54
7/1/2024	9/30/2024	586.55	508.13	517.78
10/1/2024	12/31/2024	552.96	437.39	444.68
1/1/2025	3/31/2025	464.11	377.84	383.53
4/1/2025	5/15/2025*	404.69	340.00	404.69

* Available information for the indicated period includes data for less than the entire calendar quarter, and, accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only.

The graph below illustrates the performance of the Common Stock of Adobe Inc. from January 1, 2008 through May 15, 2025, based on information from Bloomberg.

Applied Materials, Inc.

Applied Materials, Inc. provides manufacturing equipment, services and software to the semiconductor, display and related industries. The Common Stock of Applied Materials, Inc. is registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by Applied Materials, Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 000-06920 through the Securities and Exchange Commission’s website at www.sec.gov. The Closing Price of the Common Stock of Applied Materials, Inc. on May 15, 2025 was $174.75. Applied Materials, Inc.’s Common Stock is listed on the Nasdaq under the ticker symbol “AMAT.”

Historical Information

Quarter Begin	Quarter End	Quarterly High ($)	Quarterly Low ($)	Quarterly Close ($)
1/1/2020	3/31/2020	67.41	37.99	45.82
4/1/2020	6/30/2020	61.27	42.28	60.45
7/1/2020	9/30/2020	67.62	55.00	59.45
10/1/2020	12/31/2020	89.75	57.32	86.30
1/1/2021	3/31/2021	133.60	86.30	133.60
4/1/2021	6/30/2021	143.05	114.88	142.40
7/1/2021	9/30/2021	144.09	127.20	128.73
10/1/2021	12/31/2021	162.72	125.20	157.36
1/1/2022	3/31/2022	167.00	119.22	131.80
4/1/2022	6/30/2022	129.44	89.59	90.98
7/1/2022	9/30/2022	111.06	81.93	81.93
10/1/2022	12/31/2022	111.87	74.41	97.38
1/1/2023	3/31/2023	124.26	96.73	122.83
4/1/2023	6/30/2023	146.55	110.31	144.54
7/1/2023	9/30/2023	153.99	134.04	138.45
10/1/2023	12/31/2023	164.28	130.11	162.07
1/1/2024	3/31/2024	212.61	149.00	206.23
4/1/2024	6/30/2024	247.83	189.46	235.99
7/1/2024	9/30/2024	254.97	174.75	202.05
10/1/2024	12/31/2024	213.89	161.44	162.63
1/1/2025	3/31/2025	195.51	145.06	145.12
4/1/2025	5/15/2025*	174.75	126.95	174.75

* Available information for the indicated period includes data for less than the entire calendar quarter, and, accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only.

The graph below illustrates the performance of the Common Stock of Applied Materials, Inc. from January 1, 2008 through May 15, 2025, based on information from Bloomberg.

Advanced Micro Devices, Inc.

Advanced Micro Devices, Inc. manufactures semiconductor products. The Common Stock of Advanced Micro Devices, Inc. is registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by Advanced Micro Devices, Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-07882 through the Securities and Exchange Commission’s website at www.sec.gov. The Closing Price of the Common Stock of Advanced Micro Devices, Inc. on May 15, 2025 was $114.99. Advanced Micro Devices, Inc.’s Common Stock is listed on the Nasdaq under the ticker symbol “AMD.”

Historical Information

Quarter Begin	Quarter End	Quarterly High ($)	Quarterly Low ($)	Quarterly Close ($)
1/1/2020	3/31/2020	58.90	38.71	45.48
4/1/2020	6/30/2020	57.44	42.59	52.61
7/1/2020	9/30/2020	92.18	52.34	81.99
10/1/2020	12/31/2020	97.12	74.70	91.71
1/1/2021	3/31/2021	97.25	73.96	78.50
4/1/2021	6/30/2021	93.93	73.09	93.93
7/1/2021	9/30/2021	118.77	85.89	102.90
10/1/2021	12/31/2021	161.91	100.34	143.90
1/1/2022	3/31/2022	150.24	102.25	109.34
4/1/2022	6/30/2022	110.53	76.47	76.47
7/1/2022	9/30/2022	103.91	63.36	63.36
10/1/2022	12/31/2022	77.63	55.94	64.77
1/1/2023	3/31/2023	100.28	62.33	98.01
4/1/2023	6/30/2023	129.19	81.62	113.91
7/1/2023	9/30/2023	118.32	95.96	102.82
10/1/2023	12/31/2023	148.76	93.67	147.41
1/1/2024	3/31/2024	211.38	135.32	180.49
4/1/2024	6/30/2024	183.34	144.27	162.21
7/1/2024	9/30/2024	183.96	128.67	164.08
10/1/2024	12/31/2024	172.80	118.88	120.79
1/1/2025	3/31/2025	129.55	96.63	102.74
4/1/2025	5/15/2025*	117.72	78.21	114.99

* Available information for the indicated period includes data for less than the entire calendar quarter, and, accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only.

The graph below illustrates the performance of the Common Stock of Advanced Micro Devices, Inc. from January 1, 2008 through May 15, 2025, based on information from Bloomberg.

Amazon.com, Inc.

Amazon.com, Inc. offers electronic retail services to consumer customers, seller customers and developer customers. The Common Stock of Amazon.com, Inc. is registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by Amazon.com, Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 000-22513 through the Securities and Exchange Commission’s website at www.sec.gov. The Closing Price of the Common Stock of Amazon.com, Inc. on May 15, 2025 was $205.17. Amazon.com, Inc.’s Common Stock is listed on the Nasdaq under the ticker symbol “AMZN.”

Historical Information

Quarter Begin	Quarter End	Quarterly High ($)	Quarterly Low ($)	Quarterly Close ($)
1/1/2020	3/31/2020	108.51	83.83	97.49
4/1/2020	6/30/2020	138.22	95.33	137.94
7/1/2020	9/30/2020	176.57	143.94	157.44
10/1/2020	12/31/2020	172.18	150.22	162.85
1/1/2021	3/31/2021	169.00	147.60	154.70
4/1/2021	6/30/2021	175.27	157.60	172.01
7/1/2021	9/30/2021	186.57	159.39	164.25
10/1/2021	12/31/2021	184.80	159.49	166.72
1/1/2022	3/31/2022	170.41	136.02	163.00
4/1/2022	6/30/2022	168.35	102.31	106.21
7/1/2022	9/30/2022	144.78	109.22	113.00
10/1/2022	12/31/2022	121.09	81.82	84.00
1/1/2023	3/31/2023	112.91	83.12	103.29
4/1/2023	6/30/2023	130.36	97.83	130.36
7/1/2023	9/30/2023	144.85	125.98	127.12
10/1/2023	12/31/2023	154.07	119.57	151.94
1/1/2024	3/31/2024	180.38	144.57	180.38
4/1/2024	6/30/2024	197.85	173.67	193.25
7/1/2024	9/30/2024	200.00	161.02	186.33
10/1/2024	12/31/2024	232.93	180.80	219.39
1/1/2025	3/31/2025	242.06	190.26	190.26
4/1/2025	5/15/2025*	211.37	167.32	205.17

* Available information for the indicated period includes data for less than the entire calendar quarter, and, accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only.

The graph below illustrates the performance of the Common Stock of Amazon.com, Inc. from January 1, 2008 through May 15, 2025, based on information from Bloomberg.

Arista Networks, Inc.

Arista Networks, Inc. facilitates cloud networking for large data center, campus, and routing environments. The Common Stock of Arista Networks, Inc. is registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by Arista Networks, Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 000-36468 through the Securities and Exchange Commission’s website at www.sec.gov. The Closing Price of the Common Stock of Arista Networks, Inc. on May 15, 2025 was $96.07. Arista Network’s Common Stock is listed on the NYSE under the ticker symbol “ANET.”

Historical Information

Quarter Begin	Quarter End	Quarterly High ($)	Quarterly Low ($)	Quarterly Close ($)
1/1/2020	3/31/2020	14.88	9.82	12.66
4/1/2020	6/30/2020	14.70	12.05	13.13
7/1/2020	9/30/2020	16.50	12.19	12.93
10/1/2020	12/31/2020	18.18	12.70	18.16
1/1/2021	3/31/2021	20.21	16.74	18.87
4/1/2021	6/30/2021	23.13	19.10	22.64
7/1/2021	9/30/2021	23.88	21.48	21.48
10/1/2021	12/31/2021	36.71	21.48	35.94
1/1/2022	3/31/2022	35.56	28.61	34.75
4/1/2022	6/30/2022	35.69	22.61	23.44
7/1/2022	9/30/2022	33.19	23.35	28.22
10/1/2022	12/31/2022	34.95	25.09	30.34
1/1/2023	3/31/2023	42.35	27.37	41.97
4/1/2023	6/30/2023	43.61	33.18	40.52
7/1/2023	9/30/2023	49.39	37.77	45.98
10/1/2023	12/31/2023	59.70	42.46	58.88
1/1/2024	3/31/2024	76.61	57.35	72.50
4/1/2024	6/30/2024	87.62	61.37	87.62
7/1/2024	9/30/2024	97.05	77.86	95.96
10/1/2024	12/31/2024	116.53	92.62	110.53
1/1/2025	3/31/2025	129.82	77.48	77.48
4/1/2025	5/15/2025*	98.22	64.37	96.07

* Available information for the indicated period includes data for less than the entire calendar quarter, and, accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only.

The graph below illustrates the performance of the Common Stock of Arista Networks, Inc. from June 5, 2014 through May 15, 2025, based on information from Bloomberg.

ASML Holding N.V.

ASML Holding N.V., based in the Netherlands, provides lithography solutions for the development, production, marketing, sales, upgrading, and servicing of advanced semiconductor equipment systems. The Ordinary Shares of ASML Holding N.V. are registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by ASML Holding N.V. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-33463 through the Securities and Exchange Commission’s website at www.sec.gov. The Closing Price of the Ordinary Shares of ASML Holding N.V. on May 15, 2025 was $758.36. ASML Holding N.V.’s Ordinary Shares are listed on the Nasdaq under the ticker symbol “ASML.”

Historical Information

Quarter Begin	Quarter End	Quarterly High ($)	Quarterly Low ($)	Quarterly Close ($)
1/1/2020	3/31/2020	317.44	196.99	261.64
4/1/2020	6/30/2020	368.03	244.61	368.03
7/1/2020	9/30/2020	398.49	347.35	369.27
10/1/2020	12/31/2020	489.91	361.21	487.72
1/1/2021	3/31/2021	625.67	487.72	617.36
4/1/2021	6/30/2021	709.33	601.88	690.84
7/1/2021	9/30/2021	889.33	673.69	745.11
10/1/2021	12/31/2021	879.12	712.94	796.14
1/1/2022	3/31/2022	797.49	573.04	667.93
4/1/2022	6/30/2022	680.83	468.15	475.88
7/1/2022	9/30/2022	588.46	415.35	415.35
10/1/2022	12/31/2022	628.27	379.13	546.40
1/1/2023	3/31/2023	696.55	546.40	680.71
4/1/2023	6/30/2023	740.21	605.76	724.75
7/1/2023	9/30/2023	757.03	572.71	588.66
10/1/2023	12/31/2023	764.03	570.60	756.92
1/1/2024	3/31/2024	1,047.39	700.29	970.47
4/1/2024	6/30/2024	1,068.86	852.84	1,022.73
7/1/2024	9/30/2024	1,098.95	749.82	833.25
10/1/2024	12/31/2024	872.27	658.43	693.08
1/1/2025	3/31/2025	776.99	662.63	662.63
4/1/2025	5/15/2025*	768.91	595.37	758.36

* Available information for the indicated period includes data for less than the entire calendar quarter, and, accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only.

The graph below illustrates the performance of the Ordinary Shares of ASML Holding N.V. from January 1, 2008 through May 15, 2025, based on information from Bloomberg.

Broadcom Inc.

Broadcom Inc. is a technology company that designs, develops and supplies a range of semiconductor and infrastructure software solutions. The Common Stock of Broadcom Inc. is registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by Broadcom Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-38449 through the Securities and Exchange Commission’s website at www.sec.gov. The Closing Price of the Common Stock of Broadcom Inc. on May 15, 2025 was $232.64. Broadcom Inc.’s Common Stock is listed on the Nasdaq under the ticker symbol “AVGO.”

Historical Information

Quarter Begin	Quarter End	Quarterly High ($)	Quarterly Low ($)	Quarterly Close ($)
1/1/2020	3/31/2020	32.47	16.79	23.71
4/1/2020	6/30/2020	31.87	22.36	31.56
7/1/2020	9/30/2020	37.50	30.58	36.43
10/1/2020	12/31/2020	43.79	34.72	43.79
1/1/2021	3/31/2021	49.00	42.13	46.37
4/1/2021	6/30/2021	48.85	42.24	47.68
7/1/2021	9/30/2021	50.97	46.57	48.49
10/1/2021	12/31/2021	67.43	47.60	66.54
1/1/2022	3/31/2022	67.09	53.32	62.97
4/1/2022	6/30/2022	63.49	48.58	48.58
7/1/2022	9/30/2022	55.90	44.40	44.40
10/1/2022	12/31/2022	57.44	42.71	55.91
1/1/2023	3/31/2023	64.37	55.35	64.15
4/1/2023	6/30/2023	88.62	61.02	86.74
7/1/2023	9/30/2023	92.29	80.84	83.06
10/1/2023	12/31/2023	114.70	81.48	111.63
1/1/2024	3/31/2024	140.70	104.90	132.54
4/1/2024	6/30/2024	182.89	120.47	160.55
7/1/2024	9/30/2024	178.09	136.27	172.50
10/1/2024	12/31/2024	250.00	159.67	231.84
1/1/2025	3/31/2025	244.70	167.43	167.43
4/1/2025	5/15/2025*	232.64	146.29	232.64

* Available information for the indicated period includes data for less than the entire calendar quarter, and, accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only.

The graph below illustrates the performance of the Common Stock of Broadcom Inc. from August 5, 2009 through May 15, 2025, based on information from Bloomberg.

Alibaba Group Holding Limited

Alibaba Group Holding Limited operates as a holding company. The company provides Internet infrastructure, e-commerce, online financial and internet content services through its subsidiaries. The American Depositary Shares of Alibaba Group Holding Limited are registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by Alibaba Group Holding Limited pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-36614 through the Securities and Exchange Commission’s website at www.sec.gov. The Closing Price of the American Depositary Shares of Alibaba Group Holding Limited on May 15, 2025 was $123.90. Alibaba Group Holding Limited’s American Depositary Shares are listed on the NYSE under the ticker symbol “BABA.”

Historical Information

Quarter Begin	Quarter End	Quarterly High ($)	Quarterly Low ($)	Quarterly Close ($)
1/1/2020	3/31/2020	230.48	176.34	194.48
4/1/2020	6/30/2020	228.75	187.11	215.70
7/1/2020	9/30/2020	298.00	215.95	293.98
10/1/2020	12/31/2020	317.14	222.00	232.73
1/1/2021	3/31/2021	270.83	222.72	226.73
4/1/2021	6/30/2021	244.01	206.08	226.78
7/1/2021	9/30/2021	221.87	145.08	148.05
10/1/2021	12/31/2021	177.70	111.96	118.79
1/1/2022	3/31/2022	137.41	76.76	108.80
4/1/2022	6/30/2022	119.62	81.09	113.68
7/1/2022	9/30/2022	122.39	77.87	79.99
10/1/2022	12/31/2022	94.17	63.15	88.09
1/1/2023	3/31/2023	120.57	81.00	102.18
4/1/2023	6/30/2023	102.74	78.67	83.35
7/1/2023	9/30/2023	102.16	83.84	86.74
10/1/2023	12/31/2023	87.78	71.37	77.51
1/1/2024	3/31/2024	78.23	68.05	72.36
4/1/2024	6/30/2024	88.54	68.82	72.00
7/1/2024	9/30/2024	107.33	72.18	106.12
10/1/2024	12/31/2024	117.52	82.28	84.79
1/1/2025	3/31/2025	147.57	80.53	132.23
4/1/2025	5/15/2025*	134.05	99.37	123.90

* Available information for the indicated period includes data for less than the entire calendar quarter, and, accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only.

The graph below illustrates the performance of the American Depositary Shares of Alibaba Group Holding Limited from September 18, 2014 through May 15, 2025, based on information from Bloomberg.

Baidu, Inc.

Baidu, Inc. is a Chinese-language Internet search provider. American Depositary Shares of Baidu, Inc. are registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by Baidu, Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 000-51469 through the Securities and Exchange Commission’s website at www.sec.gov. The Closing Price of the American Depositary Shares of Baidu, Inc. on May 15, 2025 was $89.19. Baidu, Inc.’s American Depositary Shares are listed on the Nasdaq under the ticker symbol “BIDU.”

Historical Information

Quarter Begin	Quarter End	Quarterly High ($)	Quarterly Low ($)	Quarterly Close ($)
1/1/2020	3/31/2020	144.51	83.62	100.79
4/1/2020	6/30/2020	123.73	94.76	119.89
7/1/2020	9/30/2020	132.93	115.69	126.59
10/1/2020	12/31/2020	219.63	124.62	216.24
1/1/2021	3/31/2021	339.91	203.97	217.55
4/1/2021	6/30/2021	226.77	179.30	203.90
7/1/2021	9/30/2021	201.46	137.33	153.75
10/1/2021	12/31/2021	180.96	136.30	148.79
1/1/2022	3/31/2022	167.35	108.38	132.30
4/1/2022	6/30/2022	155.24	106.09	148.73
7/1/2022	9/30/2022	154.69	117.49	117.49
10/1/2022	12/31/2022	123.30	76.57	114.38
1/1/2023	3/31/2023	160.22	114.38	150.92
4/1/2023	6/30/2023	150.92	116.69	136.91
7/1/2023	9/30/2023	155.99	124.92	134.35
10/1/2023	12/31/2023	134.76	104.97	119.09
1/1/2024	3/31/2024	119.09	97.81	105.28
4/1/2024	6/30/2024	113.41	86.48	86.48
7/1/2024	9/30/2024	105.29	81.01	105.29
10/1/2024	12/31/2024	115.13	80.33	84.31
1/1/2025	3/31/2025	102.51	77.43	92.03
4/1/2025	5/15/2025*	92.50	76.86	89.19

* Available information for the indicated period includes data for less than the entire calendar quarter, and, accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only.

The graph below illustrates the performance of the American Depositary Shares of Baidu, Inc. from January 1, 2008 through May 15, 2025, based on information from Bloomberg.

Salesforce, Inc.

Salesforce, Inc. is a provider of enterprise cloud computing solutions. The Common Stock of Salesforce, Inc. is registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by Salesforce, Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-32224 through the Securities and Exchange Commission’s website at www.sec.gov. The Closing Price of the Common Stock of Salesforce, Inc. on May 15, 2025 was $290.76. Salesforce, Inc.’s Common Stock is listed on the NYSE under the ticker symbol “CRM.”

Historical Information

Quarter Begin	Quarter End	Quarterly High ($)	Quarterly Low ($)	Quarterly Close ($)
1/1/2020	3/31/2020	193.36	124.30	143.98
4/1/2020	6/30/2020	191.65	134.06	187.33
7/1/2020	9/30/2020	281.25	185.51	251.32
10/1/2020	12/31/2020	267.07	220.15	222.53
1/1/2021	3/31/2021	248.59	205.33	211.87
4/1/2021	6/30/2021	246.26	210.54	244.27
7/1/2021	9/30/2021	285.63	237.55	271.22
10/1/2021	12/31/2021	309.96	247.21	254.13
1/1/2022	3/31/2022	255.46	190.54	212.32
4/1/2022	6/30/2022	218.85	155.60	165.04
7/1/2022	9/30/2022	191.27	143.84	143.84
10/1/2022	12/31/2022	165.27	128.27	132.59
1/1/2023	3/31/2023	199.78	132.59	199.78
4/1/2023	6/30/2023	223.38	188.89	211.26
7/1/2023	9/30/2023	234.37	202.49	202.78
10/1/2023	12/31/2023	267.25	196.25	263.14
1/1/2024	3/31/2024	316.88	251.12	301.18
4/1/2024	6/30/2024	304.74	218.01	257.10
7/1/2024	9/30/2024	276.64	238.42	273.71
10/1/2024	12/31/2024	367.87	270.87	334.33
1/1/2025	3/31/2025	359.95	268.36	268.36
4/1/2025	5/15/2025*	290.76	236.26	290.76

* Available information for the indicated period includes data for less than the entire calendar quarter, and, accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only.

The graph below illustrates the performance of the Common Stock of Salesforce, Inc. from January 1, 2008 through May 15, 2025, based on information from Bloomberg.

CrowdStrike Holdings, Inc.

CrowdStrike Holdings, Inc. provides cloud-delivered solutions for protection in security markets including endpoint security, IT operations and threat intelligence. The Class A Common Stock of CrowdStrike Holdings, Inc. is registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by CrowdStrike Holdings, Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-38933 through the Securities and Exchange Commission’s website at www.sec.gov. The Closing Price of the Class A Common Stock of CrowdStrike Holdings, Inc. on May 15, 2025 was $431.84. CrowdStrike Holdings, Inc.’s Class A Common Stock is listed on the Nasdaq under the ticker symbol “CRWD.”

Historical Information

Quarter Begin	Quarter End	Quarterly High ($)	Quarterly Low ($)	Quarterly Close ($)
1/1/2020	3/31/2020	66.04	33.01	55.68
4/1/2020	6/30/2020	105.71	54.58	100.29
7/1/2020	9/30/2020	143.69	97.00	137.32
10/1/2020	12/31/2020	224.90	123.50	211.82
1/1/2021	3/31/2021	242.42	173.85	182.51
4/1/2021	6/30/2021	257.12	183.76	251.31
7/1/2021	9/30/2021	286.37	232.80	245.78
10/1/2021	12/31/2021	293.18	194.71	204.75
1/1/2022	3/31/2022	227.08	156.77	227.08
4/1/2022	6/30/2022	239.86	137.40	168.56
7/1/2022	9/30/2022	202.94	159.35	164.81
10/1/2022	12/31/2022	178.39	99.96	105.29
1/1/2023	3/31/2023	137.26	94.72	137.26
4/1/2023	6/30/2023	160.13	116.74	146.87
7/1/2023	9/30/2023	172.29	143.61	167.38
10/1/2023	12/31/2023	260.08	162.03	255.32
1/1/2024	3/31/2024	334.55	244.36	320.59
4/1/2024	6/30/2024	390.43	282.64	383.19
7/1/2024	9/30/2024	392.15	217.89	280.47
10/1/2024	12/31/2024	388.20	275.15	342.16
1/1/2025	3/31/2025	455.36	308.86	352.58
4/1/2025	5/15/2025*	443.47	321.63	431.84

* Available information for the indicated period includes data for less than the entire calendar quarter, and, accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only.

The graph below illustrates the performance of the Class A Common Stock of CrowdStrike Holdings, Inc. from June 11, 2019 through May 15, 2025, based on information from Bloomberg.

Cisco Systems, Inc.

Cisco Systems, Inc. designs and sells technologies that help to power, secure and draw insights from the Internet. The Common Stock of Cisco Systems, Inc. is registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by Cisco Systems, Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-39940 through the Securities and Exchange Commission’s website at www.sec.gov. The Closing Price of the Common Stock of Cisco Systems, Inc. on May 15, 2025 was $64.26. Cisco Systems, Inc.’s Common Stock is listed on the Nasdaq under the ticker symbol “CSCO.”

Historical Information

Quarter Begin	Quarter End	Quarterly High ($)	Quarterly Low ($)	Quarterly Close ($)
1/1/2020	3/31/2020	49.93	33.20	39.31
4/1/2020	6/30/2020	48.13	38.33	46.64
7/1/2020	9/30/2020	48.10	37.85	39.39
10/1/2020	12/31/2020	45.44	35.69	44.75
1/1/2021	3/31/2021	52.57	43.96	51.71
4/1/2021	6/30/2021	55.03	50.71	53.00
7/1/2021	9/30/2021	59.53	52.98	54.43
10/1/2021	12/31/2021	63.96	53.25	63.37
1/1/2022	3/31/2022	63.37	53.18	55.76
4/1/2022	6/30/2022	55.87	41.72	42.64
7/1/2022	9/30/2022	49.37	40.00	40.00
10/1/2022	12/31/2022	49.97	39.27	47.64
1/1/2023	3/31/2023	52.28	46.46	52.28
4/1/2023	6/30/2023	52.31	45.70	51.74
7/1/2023	9/30/2023	57.84	50.38	53.76
10/1/2023	12/31/2023	54.39	47.70	50.52
1/1/2024	3/31/2024	52.33	48.06	49.91
4/1/2024	6/30/2024	50.04	45.52	47.51
7/1/2024	9/30/2024	53.22	44.74	53.22
10/1/2024	12/31/2024	60.02	52.43	59.20
1/1/2025	3/31/2025	64.87	58.74	61.71
4/1/2025	5/15/2025*	64.26	53.19	64.26

* Available information for the indicated period includes data for less than the entire calendar quarter, and, accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only.

The graph below illustrates the performance of the Common Stock of Cisco Systems, Inc. from January 1, 2008 through May 15, 2025, based on information from Bloomberg.

Dell Technologies Inc.

Dell Technologies Inc. provides information technology hardware, software and service solutions, spanning both traditional infrastructure and emerging, multi-cloud technologies. The Class C Common Stock of Dell Technologies Inc. is registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by Dell Technologies Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-37867 through the Securities and Exchange Commission’s website at www.sec.gov. The Closing Price of the Class C Common Stock of Dell Technologies Inc. on May 15, 2025 was $110.87. Dell Technologies Inc.’s Class C Common Stock is listed on the NYSE under the ticker symbol “DELL.”

Historical Information

Quarter Begin	Quarter End	Quarterly High ($)	Quarterly Low ($)	Quarterly Close ($)
1/1/2020	3/31/2020	26.98	14.60	20.01
4/1/2020	6/30/2020	27.79	18.43	27.79
7/1/2020	9/30/2020	34.64	26.19	34.24
10/1/2020	12/31/2020	37.79	30.48	37.08
1/1/2021	3/31/2021	46.18	36.03	44.59
4/1/2021	6/30/2021	52.60	45.06	50.42
7/1/2021	9/30/2021	53.31	46.69	52.63
10/1/2021	12/31/2021	58.91	52.45	56.17
1/1/2022	3/31/2022	60.77	49.33	50.19
4/1/2022	6/30/2022	51.28	40.05	46.21
7/1/2022	9/30/2022	48.94	34.17	34.17
10/1/2022	12/31/2022	44.90	33.77	40.22
1/1/2023	3/31/2023	43.40	36.57	40.21
4/1/2023	6/30/2023	54.11	40.23	54.11
7/1/2023	9/30/2023	72.16	52.61	68.90
10/1/2023	12/31/2023	77.26	64.51	76.50
1/1/2024	3/31/2024	124.59	74.79	114.11
4/1/2024	6/30/2024	179.21	114.87	137.91
7/1/2024	9/30/2024	145.97	87.89	118.54
10/1/2024	12/31/2024	144.21	111.96	115.24
1/1/2025	3/31/2025	124.66	90.34	91.15
4/1/2025	5/15/2025*	111.02	71.63	110.87

* Available information for the indicated period includes data for less than the entire calendar quarter, and, accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only.

The graph below illustrates the performance of the Class C Common Stock of Dell Technologies Inc. from December 21, 2018 through May 15, 2025, based on information from Bloomberg.

Additional Terms of the Securities

Some Definitions

We have defined some of the terms that we use frequently in this preliminary pricing supplement below:

♦“Closing Price” means, on any Trading Day for one share (or one unit of any other security for which a Closing Price must be determined) of an Underlying Shares:

(i) if the Underlying Shares (or any such other security) is listed on a national securities exchange (other than Nasdaq), the last reported sale price, regular way, of the principal trading session on such day on the principal national securities exchange registered under the Securities Exchange Act of 1934, as amended, on which the Underlying Shares (or any such other security) is listed,

(ii) if the Underlying Shares (or any such other security) is a security of the Nasdaq, the official Closing Price of the Underlying Shares published by the Nasdaq on such day, or

(iii) if the Underlying Shares (or any such other security) is not listed on any national securities exchange but is included in the OTC Bulletin Board Service (the OTC Bulletin Board) operated by the Financial Industry Regulatory Authority, Inc. (FINRA), the last reported sale price of the principal trading session on the OTC Bulletin Board on such day.

If the Underlying Shares (or any such other security) is listed on any national securities exchange but the last reported sale price or the official Closing Price published by such exchange, or by the Nasdaq, as applicable, is not available pursuant to the preceding sentence, then the Closing Price for one share of the Underlying Shares (or one unit of any such other security) on any trading day will mean the last reported sale price of the principal trading session on the over-the-counter market as reported on the Nasdaq or the OTC Bulletin Board on such day. If a Market Disruption Event (as defined below) occurs with respect to the Underlying Shares, (or any such other security) or the last reported sale price or the official Closing Price published by the Nasdaq, as applicable, for the Underlying Shares (or any such other security) is not available pursuant to either of the two preceding sentences, then the Closing Price for any trading day will be the mean, as determined by the Calculation Agent, of the bid prices for the Underlying Shares (or any such other security) for such trading day obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the Calculation Agent. Bids of MS & Co. and its successors or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. If no bid prices are provided from any third-party dealers, such Closing Price will be determined by the Calculation Agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant. The term OTC Bulletin Board Service will include any successor service thereto, or, if applicable, the OTC Reporting Facility operated by FINRA. See “Antidilution Adjustments” below.

♦“Trading Business Day” means, with respect to each Underlying Shares, a day, as determined by the Calculation Agent, on which trading is generally conducted on the New York Stock Exchange, The Nasdaq Stock Market LLC (the “Nasdaq”), the Chicago Mercantile Exchange and the Chicago Board of Options Exchange and in the over-the-counter market for equity securities in the United States.

♦“Market Disruption Event” means, with respect to each Underlying Shares:

(i) the occurrence or existence of any of:

 (a) a suspension, absence or material limitation of trading of the Underlying Shares on the primary market for the Underlying Shares for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market; or

 (b) a breakdown or failure in the price and trade reporting systems of the primary market for the Underlying Shares as a result of which the reported trading prices for the Underlying Shares during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or

 (c) the suspension, absence or material limitation of trading on the primary market for trading in futures or options contracts related to the Underlying Shares, if available, during the one-half hour period preceding the close of the principal trading session in the applicable market, in each case as determined by the Calculation Agent in its sole discretion; and

(ii) a determination by the Calculation Agent in its sole discretion that any event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the Securities.

For the purposes of determining whether a Market Disruption Event has occurred with respect to the Underlying Shares: (1) a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the primary market, (2) a decision to permanently discontinue trading in the relevant options contract will not constitute a Market Disruption Event, (3) a suspension of trading in options contracts on the Underlying Shares by the primary securities market trading in such contracts by reason of (a) a price change exceeding limits set by such exchange or market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in options contracts related to the Underlying Shares and (4) a suspension, absence or material limitation of trading on the primary market on which options contracts related to the Underlying Shares are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

♦“Relevant Exchange” means, with respect to each Underlying Shares, the primary exchange(s) or market(s) of trading for (i) any security then included in such Underlying Shares, or any Successor Underlying Shares, and (ii) any futures or options contracts related to such Underlying Shares or to any security then included in such Underlying Shares.

♦Antidilution Adjustments: With respect to each Underlying Shares, the Adjustment Factor will be adjusted as follows:

1. If the Underlying Shares is subject to a stock split or reverse stock split, then once such split has become effective, the Adjustment Factor for the Underlying Shares will be adjusted by the Calculation Agent to equal the product of the prior Adjustment Factor and the number of shares issued in such stock split or reverse stock split with respect to one share of the Underlying Shares or the securities represented by the ADSs; provided, however, that, with respect to Alibaba Group Holding Limited and Baidu, Inc., if (and to the extent that) Alibaba Group Holding Limited or Baidu, Inc. or the applicable depositary for such ADSs has adjusted the number of the securities represented by each American Depositary Share of Alibaba Group Holding Limited or Baidu, Inc., as applicable, so that the price of American Depositary Share of Alibaba Group Holding Limited or Baidu, Inc., as applicable, would not be affected by such stock split or reverse stock split, no adjustment will be made to the Adjustment Factor.

2. If the Underlying Shares (or the securities represented by the ADSs) is subject (i) to a stock dividend (issuance of additional shares of the Underlying Shares) that is given ratably to all holders of shares of the Underlying Shares or the securities represented by the ADSs, as applicable, or (ii) to a distribution of the Underlying Shares or the securities represented by the ADSs, as applicable, as a result of the triggering of any provision of the corporate charter of that Underlying Shares issuer, then once the dividend has become effective and the Underlying Shares is trading ex-dividend, the Adjustment Factor will be adjusted so that the new Adjustment Factor will equal the prior Adjustment Factor plus the product of (i) the number of shares issued with respect to one share of the Underlying Shares and (ii) the prior Adjustment Factor; provided, however, that, with respect to Alibaba Group Holding Limited and Baidu, Inc., if (and to the extent that) Alibaba Group Holding Limited or Baidu, Inc. or the applicable depositary for such ADSs has adjusted the number of the securities represented by each American Depositary Share of Alibaba Group Holding Limited or Baidu, Inc., as applicable, so that the price of American Depositary Share of Alibaba Group Holding Limited or Baidu, Inc., as applicable, would not be affected by such stock dividend or stock distribution, no adjustment will be made to the Adjustment Factor.

3. If the Underlying Shares issuer issues rights or warrants to all holders of its Underlying Shares to subscribe for or purchase that Underlying Shares at an exercise price per share less than the Closing Price of that Underlying Shares on both (i) the date the exercise price of such rights or warrants is determined and (ii) the expiration date of such rights or warrants, and if the expiration date of such rights or warrants precedes the maturity of the securities, then the Adjustment Factor will be adjusted to equal the product of the prior Adjustment Factor and a fraction, the numerator of which will be the number of shares of the Underlying Shares outstanding immediately prior to the issuance of such rights or warrants plus the number of additional shares of the Underlying Shares offered for subscription or purchase pursuant to such rights or warrants and the denominator of which will be the number of shares of the Underlying Shares outstanding immediately prior to the issuance of such rights or warrants plus the number of additional shares of the Underlying Shares which the aggregate offering price of the total number of shares of the Underlying Shares so offered for subscription or purchase pursuant to such rights or warrants would purchase at the Closing Price on the expiration date of such rights or warrants, which will be determined by multiplying such total number of shares offered by the exercise price of such rights or warrants and dividing the product so obtained by such Closing Price.

4. There will be no required adjustments to the Adjustment Factor to reflect cash dividends or other distributions paid with respect to the Underlying Shares other than distributions described in paragraph 2, paragraph 3 and clauses (i), (iv) and (v) of paragraph 5 below and extraordinary dividends as described below. A cash dividend or other distribution with respect to the Underlying Shares will be deemed to be an extraordinary dividend if such cash dividend or distribution exceeds the immediately preceding non-extraordinary dividend for the Underlying Shares by an amount equal to at least 10% of the Closing Price of the Underlying Shares (as adjusted for any subsequent corporate event requiring an adjustment hereunder, such as a stock split or reverse stock split) on the trading day preceding the ex-dividend date (that is, the day on and after which transactions in the Underlying Shares on the primary U.S. organized securities exchange or trading system on which the Underlying Shares is traded no longer carry the right to receive that cash dividend or that cash distribution) for the payment of such extraordinary dividend. If an extraordinary dividend occurs with respect to the Underlying Shares, the Adjustment Factor with respect to the Underlying Shares will be adjusted on the ex-dividend date with respect to such extraordinary dividend so that the new Adjustment Factor will equal the product of (i) the then current Adjustment Factor and (ii) a fraction, the numerator of which is the Closing Price on the trading day preceding the ex-dividend date, and the denominator of which is the amount by which the Closing Price on the trading day preceding the ex-dividend date exceeds the extraordinary dividend amount. The extraordinary dividend amount with respect to an extraordinary dividend for the Underlying Shares will equal (i) in the case of cash dividends or other distributions that constitute regular dividends, the amount per share of such extraordinary dividend minus the amount per share of the immediately preceding non-extraordinary dividend for the Underlying Shares or (ii) in the case of cash dividends or other distributions that do not constitute regular dividends, the amount per share of such extraordinary dividend. To the extent an extraordinary dividend is not paid in cash, the value of the non-cash component will be determined by the Calculation Agent, whose determination will be conclusive. A distribution on the Underlying Shares described in clause (i), (iv) or (v) of paragraph 5 below that also constitutes an extraordinary dividend will cause an adjustment to the Adjustment Factor pursuant only to clause (i), (iv) or (v) of paragraph 5, as applicable.

5. If (i) there occurs any reclassification or change of the Underlying Shares, including, without limitation, as a result of the issuance of any tracking stock by the Underlying Shares issuer, (ii) the Underlying Shares issuer or any surviving entity or subsequent surviving entity of the Underlying Shares issuer (the “successor corporation”) has been subject to a merger, combination or consolidation and is not the surviving entity, (iii) any statutory exchange of securities of the Underlying Shares issuer or any successor corporation with another corporation occurs (other than pursuant to clause (ii) above), (iv) the Underlying Shares issuer is liquidated, (v) the Underlying Shares issuer issues to all of its shareholders equity securities of an issuer other than the Underlying Shares issuer (other than in a transaction described in clause (ii), (iii) or (iv) above) (a “spin-off event”) or (vi) a tender or exchange offer or going-private transaction is consummated for all the outstanding shares of the Underlying Shares (any such event in clauses (i) through (vi), a “reorganization event”), the method of determining the amount payable at maturity for each Security will be calculated based on the exchange property value for the applicable Underlying Shares on the Final Valuation Date, which will be deemed to equal the per-share cash value, determined as of the Final Valuation Date, of the securities, cash or any other assets distributed to holders of the Underlying Shares in or as a result of any such reorganization event, including (A) in the case of the issuance of tracking stock, the reclassified shares of the Underlying Shares, (B) in the case of a spin-off event, the shares of the Underlying Shares with respect to which the spun-off security was issued, and (C) in the case of any other reorganization event where the Underlying Shares continues to be held by the holders receiving such distribution, the Underlying Shares (collectively, the “exchange property”).

If exchange property includes a cash component, investors will not receive any interest accrued on such cash component. In the event exchange property consists of securities, those securities will, in turn, be subject to the antidilution adjustments set forth in paragraphs 1 through 5.

“Exchange property value” means (x) for any cash received in any reorganization event, the value, as determined by the Calculation Agent, as of the date of receipt, of such cash received for one share of the Underlying Shares, as adjusted by the Adjustment Factor at the time of such reorganization event, (y) for any property other than cash or securities received in any such reorganization event, the market value, as determined by the Calculation Agent in its sole discretion, as of the date of receipt, of such exchange property received for one share of the Underlying Shares, as adjusted by the Adjustment Factor at the time of such reorganization event and (z) for any security received in any such reorganization event, an amount equal to the Closing Price, as of the day on which the exchange property value is determined, per share of such security multiplied by the quantity of such security received for each share of the Underlying Shares, as adjusted by the Adjustment Factor at the time of such reorganization event.

For purposes of paragraph 5 above, in the case of a consummated tender or exchange offer or going-private transaction involving consideration of particular types, exchange property shall be deemed to include the amount of cash or other property delivered by the offeror in the tender or exchange offer (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction). In the event of a tender or exchange offer or a going-private transaction with respect to exchange property in which an offeree may elect to receive cash or other property, exchange property shall be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

Following the occurrence of any reorganization event referred to in paragraph 5 above, all references in this offering document with respect to the Securities to the applicable “Underlying Shares” shall be deemed to refer to the exchange property and references to a “share” or “shares” of the applicable Underlying Shares shall be deemed to refer to the applicable unit or units of such exchange property, unless the context otherwise requires.

In the event that the ADSs of Alibaba Group Holding Limited or Baidu, Inc., as applicable, are no longer listed on a primary U.S. securities exchange and the securities represented by the ADSs are listed on a primary U.S. securities exchange, the Calculation Agent in its sole discretion will adjust the Adjustment Factor for such Underlying Shares such that the product of the last reported sale price of such Underlying Shares and the Adjustment Factor at the last time such Underlying Shares were listed equals the product of the last reported sale price of the securities represented by the ADSs and the adjusted Adjustment Factor at such time, and the securities represented by the ADSs will take the place of the Underlying Shares.

With respect to Alibaba Group Holding Limited and Baidu, Inc., in the event that the Underlying Issuer or the depositary for the Underlying Shares elects, in the absence of any of the events described in paragraph 1, 2, 3, 4 or 5 above, to change the number of the securities represented by the ADSs that are represented by each Underlying Share, the Adjustment Factor on any Trading Day after the change becomes effective will be proportionally adjusted. In addition, if any event requiring an adjustment to be made to the Adjustment Factor pursuant to paragraph 2, 3, 4 or 5 above would result in a different adjustment with respect to the Underlying Shares than with respect to the securities represented by the ADSs, the Calculation Agent will adjust the Adjustment Factor based solely on the effect of such event on the Underlying Shares.

No adjustment to an Adjustment Factor will be required unless such adjustment would require a change of at least 0.1% in the Adjustment Factor then in effect. The Adjustment Factor resulting from any of the adjustments specified above will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward. Adjustments to the Adjustment Factors will be made up to the close of business on the Final Valuation Date.

No adjustments to an Adjustment Factor or method of calculating an Adjustment Factor will be required other than those specified above. The adjustments specified above do not cover all events that could affect the Closing Prices of the Underlying Shares, including, without limitation, a partial tender or exchange offer for the Underlying Shares.

The Calculation Agent shall be solely responsible for the determination and calculation of any adjustments to the Adjustment Factors or method of calculating the Adjustment Factor and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets (including cash) in connection with any corporate event described in paragraphs 1 through 5 above, and its determinations and calculations with respect thereto shall be conclusive in the absence of manifest error.

The Calculation Agent will provide information as to any adjustments to the Adjustment Factors or to the method of calculating the amount payable at maturity of the securities made pursuant to paragraph 5 above upon written request by any investor in the Securities.

Postponement of Final Valuation Date and Maturity Date

If the scheduled Final Valuation Date is not an Trading Business Day with respect to any Underlying Shares or if a Market Disruption Event occurs on such date with respect to any Underlying Shares, the Closing Price with respect to such affected Underlying Shares (but not the unaffected Underlying Shares) for such date will be determined on the immediately succeeding Trading Day on which no Market Disruption Event occurs with respect to such affected Underlying Shares. The Final Basket Level will be determined on the date on which the Closing Price for each of the Underlying Shares for such date has been determined; provided that the Closing Price for any affected Underlying Shares with respect to the Final Valuation Date will not be determined on a date later than the fifth scheduled Trading Business Day after the scheduled Final Valuation Date. If such date is not an Trading Business Day or if there is a Market Disruption Event with respect to the affected Underlying Shares on such date, the Calculation Agent will determine the Closing Price of such Underlying Shares on such date in accordance with the formula for calculating such Underlying Shares last in effect prior to the commencement of the Market Disruption Event (or prior to the non-Trading Business Day), without rebalancing or substitution, using the Closing Price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the Closing Price that would have prevailed but for such suspension, limitation or non-Trading Business Day) on such date of each security most recently constituting such Underlying Shares.

If the Final Valuation Date is postponed so that it falls less than two business days prior to the scheduled Maturity Date, the Maturity Date will be the second business day following the Final Valuation Date, as postponed.

Alternate Exchange Calculation in case of an Event of Default

If an event of default with respect to the Securities shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the Securities (the “Acceleration Amount”) will be an amount, determined by the Calculation Agent in its sole discretion, that is equal to the cost of having a Qualified Financial Institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the Securities as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the Securities. That cost will equal:

othe lowest amount that a Qualified Financial Institution would charge to effect this assumption or undertaking, plus othe reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the Securities in preparing any documentation necessary for this assumption or undertaking.

During the Default Quotation Period for the Securities, which we describe below, the holders of the Securities and/or we may request a Qualified Financial Institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest—or, if there is only one, the only—quotation obtained, and as to which notice is so given, during the Default Quotation Period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the Qualified Financial Institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the Default Quotation Period, in which case that quotation will be disregarded in determining the Acceleration Amount.

Notwithstanding the foregoing, if a voluntary or involuntary liquidation, bankruptcy or insolvency of, or any analogous proceeding is filed with respect to MSFL or Morgan Stanley, then depending on applicable bankruptcy law, your claim may be limited to an amount that could be less than the Acceleration Amount.

If the maturity of the Securities is accelerated because of an event of default as described above, we shall, or shall cause the Calculation Agent to, provide written notice to the Trustee at its New York office, on which notice the Trustee may conclusively rely, and to the Depositary of the Acceleration Amount and the aggregate cash amount due, if any, with respect to the Securities as promptly as possible and in no event later than two business days after the date of such acceleration.

Default Quotation Period

The Default Quotation Period is the period beginning on the day the Acceleration Amount first becomes due and ending on the third business day after that day, unless:

ono quotation of the kind referred to above is obtained, or

oevery quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the Default Quotation Period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the Default Quotation Period will continue as described in the prior sentence and this sentence.

In any event, if the Default Quotation Period and the subsequent two business day objection period have not ended before the Final Valuation Date, then the Acceleration Amount will equal the principal amount of the Securities.

Qualified Financial Institutions

For the purpose of determining the Acceleration Amount at any time, a Qualified Financial Institution must be a financial institution organized under the laws of any jurisdiction in the United States or Europe, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

oA-2 or higher by Standard & Poor’s Ratings Services or any successor, or any other comparable rating then used by that rating agency, or

oP-2 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.

Trustee

The “Trustee” for each offering of notes issued under our Senior Debt Indenture, including the Securities, will be The Bank of New York Mellon, a New York banking corporation.

Agent

The “agent” is MS & Co.

Calculation Agent and Calculations

The “Calculation Agent” for the Securities will be MS & Co. As Calculation Agent, MS & Co. will determine, among other things, the Initial Prices, the Final Prices, the Final Basket Level, the Basket Return and the Payment at Maturity.

All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the Trustee and us.

All calculations with respect to the Payment at Maturity will be rounded to the nearest one billionth, with five ten-billionths rounded upward (e.g., .9876543215 would be rounded to .987654322); all dollar amounts related to determination of the amount of cash payable per Security will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate number of Securities will be rounded to the nearest cent, with one-half cent rounded upward.

Because the Calculation Agent is our affiliate, the economic interests of the Calculation Agent and its affiliates may be adverse to your interests, as an owner of the Securities, including with respect to certain determinations and judgments that the Calculation Agent must make in determining the Final Basket Level or whether a Market Disruption Event has occurred. See the definition of Market Disruption Event. MS & Co. is obligated to carry out its duties and functions as Calculation Agent in good faith and using its reasonable judgment.

Issuer Notices to Registered Security Holders, the Trustee and the Depositary

In the event that the Maturity Date is postponed due to postponement of the Final Valuation Date, the Issuer shall give notice of such postponement and, once it has been determined, of the date to which the Maturity Date has been rescheduled (i) to each Registered Holder of the Securities by mailing notice of such postponement by first class mail, postage prepaid, to such Registered Holder’s last address as it shall appear upon the registry books, (ii) to the Trustee by facsimile, confirmed by mailing such notice to the Trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a Registered Holder of the Securities in the manner herein provided shall be conclusively presumed to have been duly given to such Registered Holder, whether or not such Registered Holder receives the notice. The Issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the Maturity Date, the business day immediately preceding the scheduled Maturity Date, and (ii) with respect to notice of the date to which the Maturity Date has been rescheduled, the business day immediately following the Final Valuation Date as postponed.

The Issuer shall, or shall cause the Calculation Agent to, (i) provide written notice to the Trustee, on which notice the Trustee may conclusively rely, and to the depositary of the amount of cash, if any, to be delivered with respect to the Securities, on or prior to 10:30 a.m. (New York City time) on the business day preceding the Final Valuation Date or the business day preceding the Maturity Date, as applicable, and (ii) deliver the aggregate cash amount due with respect to the Securities, if any, to the Trustee for delivery to the depositary, as holder of the Securities, on the Final Valuation Date or Maturity Date, as applicable.

Use of Proceeds and Hedging

The proceeds from the sale of the Securities will be used by us for general corporate purposes. We will receive, in aggregate, $10 per Security issued. The costs of the Securities borne by you and described on page 2 above comprise the cost of issuing, structuring and hedging the Securities. See also “Use of Proceeds” in the accompanying prospectus.

On or prior to the Trade Date, we will hedge our anticipated exposure in connection with the Securities, by entering into hedging transactions with our affiliates and/or third party dealers. We expect our hedging counterparties to take positions in the Underlying Shares, in futures or options contracts on the Underlying Shares, as well as in other instruments related to the Underlying Shares that they may wish to use in connection with such hedging. Such purchase activity could increase the Initial Prices of the Underlying Shares, and, therefore, could increase the prices at or above which the Underlying Shares must close on the Final Valuation Date so that you do not suffer a loss on your initial investment in the Securities. In addition, through our affiliates, we are likely to modify our hedge position throughout the term of the Securities, including on the Final Valuation Date, by purchasing and selling the Underlying Shares, futures or options contracts on the Underlying Shares, as well as other instruments related to the Underlying Shares that we may wish to use in connection with such hedging activities, including by purchasing or selling any such securities or instruments on the Final Valuation Date. As a result, these entities may be unwinding or adjusting hedge positions during the term of the Securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the Final Valuation Date approaches. We cannot give any assurance that our hedging activities will not affect the prices of the Underlying Shares, and, therefore, adversely affect the value of the Securities or the amount payable at maturity, if any.

Supplemental Plan of Distribution; Conflicts of Interest

MS & Co. will act as the agent for this offering. We will agree to sell to MS & Co., and MS & Co. will agree to purchase, all of the Securities at the issue price indicated on the cover of this document. UBS Financial Services Inc. will act as placement agent at an issue price of $10.00 per Security. All sales of the Securities will be made to certain fee-based advisory accounts for which UBS Financial Services Inc. is an investment advisor and will not receive a sales commission.

MS & Co. is our affiliate and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the Securities. When MS & Co. prices this offering of Securities, it will determine the economic terms of the Securities, including the level of the Maximum Gain, such that for each Security the estimated value on the Trade Date will be no lower than the minimum level described in “Additional Information about Morgan Stanley, MSFL and the Securities” on page 2.

MS & Co. will conduct this offering in compliance with the requirements of Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”), regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account.

In order to facilitate the offering of the Securities, the agent may engage in transactions that stabilize, maintain or otherwise affect the price of the Securities. Specifically, the agent may sell more Securities than it is obligated to purchase in connection with the offering, creating a naked short position in the Securities, for its own account. The agent must close out any naked short position by purchasing the Securities in the open market. A naked short position is more likely to be created if the agent is concerned that there may be downward pressure on the price of the Securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the agent may bid for, and purchase, the Securities or the Underlying Shares in the open market to stabilize the price of the Securities. Any of these activities may raise or maintain the market price of the Securities above independent market levels or prevent or retard a decline in the market price of the Securities. The agent is not required to engage in these activities, and may end any of these activities at any time. An affiliate of the agent has entered into a hedging transaction with us in connection with this offering of Securities. See “—Use of Proceeds and Hedging” above.

Form of Securities

The Securities will be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of, the Depositary and will be registered in the name of a nominee of the Depositary. The Depositary’s nominee will be the only Registered Holder of the Securities. Your beneficial interest in the Securities will be evidenced solely by entries on the books of the securities intermediary acting on your behalf as a direct or indirect participant in the Depositary. In this preliminary pricing supplement, all references to payments or notices to you will mean payments or notices to the Depositary, as the Registered Holder of the Securities, for distribution to participants in accordance with the Depositary’s procedures. For more information regarding the Depositary and book entry notes, please read “Form of Securities—The Depositary” in the accompanying prospectus supplement and “Securities—Offered on a Global Basis Through the Depositary” in the accompanying prospectus.